EXHIBIT 10.4




                         $350,000,000

                        CREDIT AGREEMENT

                    Dated as of March 4, 1994

                             among

                     THE PITTSTON COMPANY,
                        as Borrower,

                    LENDERS PARTIES HERETO,

                        CHEMICAL BANK
                      CREDIT SUISSE and
           MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                             as
                          Co-Agents

                             and

                        CREDIT SUISSE,
                   as Administrative Agent

                      TABLE OF CONTENTS

                                              Page

ARTICLE I.  DEFINITIONS  . . . .. . . . . . . . . . . . . . . . . .1

                SECTION 1.01.  Certain Defined Terms . . . . . . . 1
                SECTION 1.02.  Terms Generally . . . . . . . . . .24

ARTICLE II.  THE CREDITS . . . . . . . . . . . . . . . . . . . . .24

                SECTION 2.01.  Commitments . . . . . . . . . . . .24
                SECTION 2.02.  Loans . . . . . . . . . . . . . . .25
                SECTION 2.03.  Money Market Bid Procedure  . . . .27
                SECTION 2.04.  Notice of Term and Standby
                               Borrowings  . . . . . . . . .. . . 29
                SECTION 2.05.  Refinancings  . . . . . . . .. . . 30
                SECTION 2.06.  Notes; Repayment of Loans . .. . . 31
                SECTION 2.07.  Fees  . . . . . . . . . . . .. . . 32
                SECTION 2.08.  Interest on Loans . . . . . .. . . 33
                SECTION 2.09.  Default Interest  . . . . . .. . . 33
                SECTION 2.10.  Termination and Reduction of
                               Commitments . . . . . . . . . . . .34
                SECTION 2.11.  Conversion and Continuation of
                               Term Borrowings  . . . . . . . . . 34
                SECTION 2.12.  Prepayment  . . .. . . . . . . . . 36
                SECTION 2.13.  Pro Rata Treatment   . . . . . . . 38
                SECTION 2.14.  Sharing of Setoffs   . . . . . . . 38
                SECTION 2.15.  Payments  . . . . .  . . . . . . . 39
                SECTION 2.16.  Taxes . . . . . . .  . . . . . . . 40

ARTICLE III.  YIELD PROTECTION AND ILLEGALITY . . . . . . . . . . 43

                SECTION 3.01.  Additional Costs  . . . . . . . .   43
                SECTION 3.02.  Limitations on Types of Loans . .   46
                SECTION 3.03.  Illegality  . . . . . . . . . . .   47
                SECTION 3.04.  Certain Prepayments or Conversions. 48
                SECTION 3.05.  Indemnification . . . . . . . . . . 49
                SECTION 3.06.  Termination or Assignment of
                               Commitments Under Certain
                               Circumstances . . . . . . . . . . . 49

ARTICLE IV.  CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . 50

                SECTION 4.01.  The Initial Loan. . . . . . . . . . 50
                SECTION 4.02.  Each Loan . . . . . . . . . . . . . 53

ARTICLE V.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . .54

                SECTION 5.01.  Corporate Existence . . . . . . . . 54
                SECTION 5.02.  Non-Contravention . . . . . . . . . 54
                SECTION 5.03.  No Consent. . . . . . . . . . . . . 55
                SECTION 5.04.  Binding Obligations . . . . . . . . 55
                SECTION 5.05.  Title to Properties . . . . . . . . 55
                SECTION 5.06.  Subsidiaries. . . . . . . . . . . . 55
                SECTION 5.07.  Financial Statements. . . . . . . . 55
                SECTION 5.08.  Litigation. . . . . . . . . . . . . 56
                SECTION 5.09.  Taxes . . . . . . . . . . . . . . . 56
                SECTION 5.10.  ERISA . . . . . . . . . . . . . . . 57
                SECTION 5.11.  No Default. . . . . . . . . . . . . 58
                SECTION 5.12.  Federal Reserve Regulations . . . . 58
                SECTION 5.13.  Investment Company Act. . . . . . . 58
                SECTION 5.14.  Environmental Matters . . . . . . . 58

ARTICLE VI.  COVENANTS . . . . . . . . . . . . . . . . . . . . . . 59

                SECTION 6.01.  Affirmative Covenants . . . . . . . 59
                SECTION 6.02.  Negative Covenants. . . . . . . . . 61
                SECTION 6.03.  Reporting Requirements. . . . . . . 65

ARTICLE VII.  EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . 68

ARTICLE VIII.  THE AGENTS. . . . . . . . . . . . . . . . . . . . . 71

                SECTION 8.01.  Appointment . . . . . . . . . . . . 71
                SECTION 8.02.  Powers. . . . . . . . . . . . . . . 72
                SECTION 8.03.  General Immunity. . . . . . . . . . 72
                SECTION 8.04.  No Responsibility for Loans,
                               Recitals, etc. . . . . . . . . . .  72
                SECTION 8.05.  Action on Instructions of Lenders . 73
                SECTION 8.06.  Employment of Administrative Agent
                               and Counsel . . . . . . . . . . . . 73
                SECTION 8.07.  Reliance on Documents; Counsel. . . 73
                SECTION 8.08.  Reimbursement and Indemnification . 73
                SECTION 8.09.  Rights as a Lender. . . . . . . . . 74
                SECTION 8.10.  Lender Credit Decision. . . . . . . 74
                SECTION 8.11.  Successor Administrative Agent. . . 74

ARTICLE IX.  BENEFIT OF AGREEMENT;
             ASSIGNMENTS; PARTICIPATIONS .. . . . . . . . . . . . . 75

                SECTION 9.01.  Successors and Assigns.  . . . . . . 75
                SECTION 9.02.  Participations. . . . .  . . . . . . 76
                SECTION 9.03.  Assignments . . . . . .  . . . . . . 77
                SECTION 9.04.  Dissemination of Information;
                               Confidentiality  . . . . . . . . . . 78
                SECTION 9.05.  Tax Treatment .  . . . . . . . . . . 79
                SECTION 9.06.  Assignments to the Federal
                               Reserve  . . . . . . . . . . . . . . 79

ARTICLE X.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . 80

                SECTION 10.01.  Amendments. . . . . . . . . . . . . 80
                SECTION 10.02.  Preservation of Rights. . . . . . . 80
                SECTION 10.03.  Survival . . . . . . .. . . . . . . 81
                SECTION 10.04.  Headings . . . . . . .. . . . . . . 81
                SECTION 10.05.  Entire Agreement .. . . . . . . . . 81
                SECTION 10.06.  Several Obligations.  . . . . . . . 81
                SECTION 10.07.  Expenses; Indemnification.  . . . . 81
                SECTION 10.08.  Numbers of Documents . . .  . . . . 83
                SECTION 10.09.  Severability of Provisions  . . . . 83
                SECTION 10.10.  Nonliability of Lenders. .  . . . . 84
                SECTION 10.11.  CHOICE OF LAW. . . . . . .  . . . . 84
                SECTION 10.12.  CONSENT TO JURISDICTION. .  . . . . 84
                SECTION 10.13.  WAIVER OF JURY TRIAL . . .  . . . . 84
                SECTION 10.14.  Notices. . . . . . . . . .  . . . . 84
                SECTION 10.15.  Binding Effect; Counterparts  . . . 85


Exhibit A-1              Form of Revolving Credit Note
Exhibit A-2              Form of Term Note
Exhibit B                Form of Assignment Agreement
Exhibit C-1              Form of Opinion of Vice President-Law and
                           Secretary
Exhibit C-2              Form of Opinion of Cravath, Swaine & Moore


Schedule 1.01A           Existing Lender Credit Agreements
Schedule 1.01B           Unrestricted Subsidiaries
Schedule 2.01            Commitments
Schedule 5.06            Subsidiaries
Schedule 6.02            Encumbrances

                             CREDIT AGREEMENT dated as of March 4, 1994,
                     among THE PITTSTON COMPANY, a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia (the "Borrower"), the Institutional Lenders (as defined herein) listed on Schedule 2.01 (the "Lenders"), CHEMICAL BANK, CREDIT SUISSE and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as agents for the Lenders (in such capacity, the "Co-Agents"), and CREDIT SUISSE, as administrative agent (in such capacity, the "Administrative Agent").


        The Borrower has requested the Lenders to extend credit in order to enable the Borrower, subject to the terms and conditions of this Agreement, to borrow (a) on a term basis, on the Closing Date (as defined herein), an aggregate principal amount not in excess of $100,000,000, and (b) on a revolving basis, at any time and from time to time prior to the Maturity Date (as defined herein), an aggregate principal amount at any time outstanding not in excess of $250,000,000. The Borrower has also requested the Lenders to provide a procedure pursuant to which the Borrower may receive and request bids from Lenders on borrowings by the Borrower. The proceeds of such borrowings are to be used for general corporate purposes, including acquisitions. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

        Accordingly, the Borrower, the Lenders, the Co-Agents and the Administrative Agent agree as follows:


                         ARTICLE I.  DEFINITIONS

        SECTION 1.01.  Certain Defined Terms.  As used herein,
the following terms shall have the following meanings:

        "Acquisition" shall mean any transaction pursuant to which the Borrower or any Subsidiary of the Borrower (i) acquires 20% or more of the outstanding equity securities of any Person pursuant to a solicitation by the Borrower or such Subsidiary of tenders of such securities, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing or (ii) makes any Person a Subsidiary of, or causes any Person to be merged into, the Borrower or any Subsidiary of the Borrower; provided, however, that any acquisition by the Borrower or any Subsidiary of the Borrower of equity securities of the Borrower or any Subsidiary or Affiliate of the Borrower pursuant to clause (i) above or any merger of a Subsidiary or Affiliate of the Borrower into the Borrower or any Subsidiary of the Borrower shall not be deemed to be an Acquisition.

        "Adjusted CD Rate" shall mean, for any CD Rate
Borrowing for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the sum of: (a) the product of (i) the CD Base Rate for such Borrowing for such Interest Period and (ii) a fraction of which the numerator is 100% and the denominator is 100% minus the Reserve Percentage in effect at any time during such Interest Period; plus (b) the Assessment Rate in effect at the commencement of such Interest Period. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage; provided, however, that no such adjustment shall occur unless and until the Administrative Agent notifies the Borrower of such adjustment.

        "Administrative Agent" shall mean Credit Suisse in its capacity as administrative agent for the Lenders pursuant to
Article VIII, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to
Section 8.11.

        "Administrative Agent Fee" shall have the meaning assigned to that term in Section 2.07(c).

        "Affiliate" of any designated Person means any Person that has a relationship with the designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other. For this purpose "control" means the power, direct or indirect, of one Person to direct or cause direction of the management and policies of another, whether by contract, through voting securities or otherwise.

        "Agents" shall mean the Co-Agents and the Administrative Agent.

        "Agreement" shall mean this credit agreement, as it may be amended or modified and in effect from time to time.

        "Applicable Commitment Fee Rate" shall mean, on any date, the applicable percentage set forth below based upon the Applicable LT Ratings by Moody's and S&P (with references in this definition to "levels" being references to levels 1-5 below):



                         LEVEL 1         LEVEL 2          LEVEL 3          LEVEL 4                 LEVEL 5
                         _____           _____            _____            _____                   _____
                         Senior          Senior           Senior           Senior                  Senior
                         LT              LT               LT               LT                      LT
                         Rating:         Rating:          Rating:          Rating:                 Rating:
                         BBB+/           BBB/Baa2         BBB-/            BB+/Ba1                 Below
                         Baa1            _____            Baa3             _____                   BB+/Ba1
                         or better       Sub-             _____            Sub-                    _____
                         _____           ordinated        Sub-             ordinated               Sub-
                         Sub-            LT Rating:       ordinated        LT Rating:              ordinated
                         ordinated       BBB-/Baa3        LT Rating:       BB-/Ba3                 LT Rating:
                         LT Rating:                       BB+/Ba2                                  Below
                         BBB/Baa2                                                                  BB-/Ba3
                         or Better
___________________________________________________________________________________
Commitment
Fee Rate                  .200            .225             .250             .375                   .500



For purposes of the foregoing, (i) if the Applicable LT Ratings established by Moody's and S&P shall fall within different levels and there is only a one level difference between such Applicable LT Ratings, the Applicable Commitment Fee Rate shall be based upon the superior (i.e., numerically lower) level, (ii) if the Applicable LT Ratings established by Moody's and S&P shall fall within different levels and there is more than one level difference between such Applicable LT Ratings, the Applicable Commitment Fee Rate shall be based upon the level that is one level superior to (i.e., numerically lower) the inferior (i.e., numerically higher) of the two levels, (iii) notwithstanding clauses (i) and (ii), if either the Applicable LT Rating established by Moody's or the Applicable LT Rating established by S&P falls within level 4 or 5, the Applicable Commitment Fee Rate shall be based upon the inferior (i.e., numerically higher) level, (iv) if only one of Moody's or S&P has in effect an Applicable LT Rating, then the Applicable Commitment Fee Rate shall be based upon such Applicable LT Rating, (v) if neither Moody's nor S&P has in effect an Applicable LT Rating (other than because neither rating agency shall be in the business of rating corporate debt obligations), then the Applicable Commitment Fee Rate shall be based upon level 4, provided that if the Borrower has outstanding non-rated Index Debt for which a rating could be obtained from Moody's or S&P, then the Applicable Commitment Fee Rate shall be based upon level 5, and (vi) if any Applicable LT Rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Such change in the Applicable Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

        "Applicable Lending Office" shall mean, with respect to each Lender and each Type of Loan, the lending office as designated for such Type of Loan below the name of such Lender on
Schedule 2.01 hereof or such other office of such Lender or of an Affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent as the office at which its Loans of such Type are to be made and maintained.

        "Applicable LT Ratings" shall mean, on any date (i) if Moody's or S&P has in effect a Senior LT Rating on such date, Senior LT Ratings and (ii) if neither Moody's nor S&P has in effect a Senior LT Rating on such date, Subordinated LT Ratings.

        "Applicable Margin" shall mean, on any date, the applicable percentage set forth below based upon the Applicable
LT Ratings by Moody's and S&P (with references in this definition to "levels" being references to levels 1-5 below):



                         LEVEL 1         LEVEL 2          LEVEL 3          LEVEL 4                 LEVEL 5
                         _____           _____            _____            _____                   _____
                         Senior          Senior           Senior           Senior                  Senior
                         LT              LT               LT               LT                      LT
                         Rating:         Rating:          Rating:          Rating:                 Rating:
                         BBB+/           BBB/Baa2         BBB-/            BB+/Ba1                 Below
                         Baa1            _____            Baa3             _____                   BB+/Ba1
                         or better       Sub-             _____            Sub-                    _____
                         _____           ordinated        Sub-             ordinated               Sub-
                         Sub-            LT Rating:       ordinated        LT Rating:              ordinated
                         ordinated       BBB-/Baa3        LT Rating:       BB-/Ba3                 LT Rating:
                         LT Rating:                       BB+/Ba2                                  Below
                         BBB/Baa2                                                                  BB-/Ba3
                         or Better
________________________________________________________________________________
Eurodollar
Revolving Margin          .40000          .45000           .50000           .62500                  .87500

CD Revolving
Margin                    .52500          .57500           .62500           .75000                 1.00000

Base Rate Revolving
Margin                    .00000          .00000           .00000           .00000                  .00000

Eurodollar Term
Margin                    .4625           .54375           .62500           .87500                 1.2500

CD Term Margin            .58750          .66875           .75000          1.0000                  1.2500

Base Rate Term
Margin                    .00000          .00000           .00000           .00000                  .00000




For purposes of the foregoing, (i) if the Applicable LT Ratings established by Moody's and S&P shall fall within different levels and there is only a one level difference between such Applicable LT Ratings, the Applicable Margin shall be based upon the superior (i.e., numerically lower) level, (ii) if the Applicable LT Ratings established by Moody's and S&P shall fall within different levels and there is more than one level difference between such Applicable LT Ratings, the Applicable Margin shall be based upon the level that is one level superior to (i.e., numerically lower) the inferior (i.e., numerically higher) of the two levels, (iii) notwithstanding clauses (i) and (ii), if either the Applicable LT Rating established by Moody's or the Applicable LT Rating established by S&P falls within level 4 or 5, the Applicable Margin shall be based upon the inferior (i.e., numerically higher) level, (iv) if only one of Moody's or S&P has in effect an Applicable LT Rating, then the Applicable Margin shall be based upon such Applicable LT Rating, (v) if neither Moody's nor S&P has in effect an Applicable LT Rating (other than because neither rating agency shall be in the business of rating corporate debt obligations), then the Applicable Margin shall be based upon level 4, provided that if the Borrower has outstanding non-rated Index Debt for which a rating could be obtained from Moody's or S&P, then the Applicable Margin shall be based upon level 5, and (vi) if any Applicable LT Rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Such change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

        "Applicable Utilization Rate" shall mean, on any date, the applicable percentage set forth below based upon the Applicable LT Ratings by Moody's and S&P (with references in this definition to "levels" being references to levels 1-5 below):



                         LEVEL 1         LEVEL 2          LEVEL 3          LEVEL 4                 LEVEL 5
                         _____           _____            _____            _____                   _____
                         Senior          Senior           Senior           Senior                  Senior
                         LT              LT               LT               LT                      LT
                         Rating:         Rating:          Rating:          Rating:                 Rating:
                         BBB+/           BBB/Baa2         BBB-/            BB+/Ba1                 Below
                         Baa1            _____            Baa3             _____                   BB+/Ba1
                         or better       Sub-             _____            Sub-                    _____
                         _____           ordinated        Sub-             ordinated               Sub-
                         Sub-            LT Rating:       ordinated        LT Rating:              ordinated
                         ordinated       BBB-/Baa3        LT Rating:       BB-/Ba3                 LT Rating:
                         LT Rating:                       BB+/Ba2                                  Below
                         BBB/Baa2                                                                  BB-/Ba3
                         or Better
________________________________________________________________________________
Utilization Rate          .06250          .09375           .12500           .25000                  .37500



For purposes of the foregoing, (i) if the Applicable LT Ratings established by Moody's and S&P shall fall within different levels and there is only a one level difference between such Applicable LT Ratings, the Applicable Utilization Rate shall be based upon the superior (i.e., numerically lower) level, (ii) if the Applicable LT Ratings established by Moody's and S&P shall fall within different levels and there is more than one level difference between such LT Ratings, the Applicable Utilization Rate shall be based upon the level that is one level superior to (i.e., numerically lower) the inferior (i.e., numerically higher) of the two levels, (iii) notwithstanding clauses (i) and (ii), if either the Applicable LT Rating established by Moody's or the Applicable LT Rating established by S&P falls within level 4 or 5, the Applicable Utilization Rate shall be based upon the inferior (i.e., numerically higher) level, (iv) if only one of Moody's or S&P has in effect an Applicable LT Rating, then the Applicable Utilization Rate shall be based upon such Applicable LT Rating, (v) if neither Moody's nor S&P has in effect an Applicable LT Rating (other than because neither rating agency shall be in the business of rating corporate debt obligations), then the Applicable Utilization Rate shall be based upon level 4, provided that if the Borrower has outstanding non-rated Index Debt for which a rating could be obtained from Moody's or S&P, then the Applicable Utilization Rate shall be based upon level 5, and (vi) if any Applicable LT Rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Such change in the Applicable Utilization Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

        "Assessment Rate" shall mean, for any Interest Period, a rate per annum equal to (i) the rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) then charged by the Federal Deposit Insurance Corporation (or any successor) for deposit insurance for Dollar time deposits with the Administrative Agent at the Administrative Agent's domestic offices as determined by the Administrative Agent minus (ii) the most recently determined credit against such assessments, expressed as an annual rate, available under applicable law to the Administrative Agent, in each case as determined by the Administrative Agent as of the first day of such Interest Period.

        "Available Money Market Commitment" shall mean, at any time and with respect to each Lender, the Revolving Credit Commitment of such Lender at such time minus the aggregate principal amount of Revolving Loans made by such Lender and outstanding at such time.

        "Available Standby Commitment" shall mean, at any time and with respect to each Lender, the Revolving Credit Commitment of such Lender at such time minus the aggregate principal amount of Money Market Loans made by such Lender and outstanding at such time.

        "Average Utilized Percentage" shall mean, for any period, the quotient (expressed as a decimal and rounded to the nearest 0.1%) obtained by dividing (i) the average daily amount of the outstanding Revolving Loans during such period by (ii) the average daily amount of the Total Revolving Credit Commitment during such period.

        "Base Rate" means, on any date and with respect to all Base Rate Borrowings, a fluctuating rate of interest per annum equal to the higher of (i) the base commercial lending rate announced from time to time by Credit Suisse (New York Branch), or (ii) the Federal Funds Effective Rate plus .50% per annum. Changes in the rate of interest on any Base Rate Borrowing will take effect simultaneously with each change in the Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Base Rate.

        "Base Rate Borrowing" shall mean a Borrowing comprised of Base Rate Loans.

        "Base Rate Loan" shall mean any Base Rate Term Loan or
Base Rate Revolving Loan.

        "Base Rate Revolving Loan" shall mean any Revolving
Loan bearing interest at a rate determined by reference to the Base Rate.

        "Base Rate Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Base Rate.

        "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor thereof).

        "Board of Directors" shall mean the board of directors of the Borrower or any duly appointed committee of such board of directors.

        "Borrowing" shall mean a group of Loans of a single
Type made by the Lenders (or, in the case of a Money Market Borrowing, by the Lender or Lenders whose Money Market Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect.

        "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New
York, New York are authorized or required to close under the laws of the State of New York.

        "Capital Lease" means any lease of property which should be capitalized on the lessee's balance sheet in accordance with GAAP; and "Capital Lease Obligation" means the amount of the liability so capitalized.

        "CD Base Rate" shall mean, for any Interest Period, the prevailing per annum rate of interest (rounded upward, if necessary, to the nearest 1/100th of 1%) bid at 10:00 a.m., New York City time (or as soon thereafter as is practicable), on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing selected by the Administrative Agent for the purchase at face value from the Administrative Agent of its certificates of deposit in an amount comparable to the principal amount of the portion of the CD Rate Borrowing to which such Interest Period applies that would be allocable to the Administrative Agent if no Money Market Loans were outstanding and with a maturity comparable to such Interest Period.

        "CD Rate Borrowing" shall mean a Borrowing comprised of CD Rate Loans.

        "CD Rate Loan" shall mean any CD Term Loan or CD
Revolving Loan.

        "CD Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted CD Rate.

        "CD Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted CD
Rate.

        A "Change in Control" shall be deemed to have occurred if (i) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower or (ii) a majority of the seats on the board of directors of the Borrower shall be occupied by persons other than (x) directors on the date of this Agreement or
(y) directors initially nominated or appointed by action of the Board of Directors.

        "Closing Date" shall mean the date of the first
Borrowing hereunder.

        "Co-Agents" shall mean Chemical Bank, Credit Suisse and
Morgan Guaranty Trust Company of New York, in their capacity as agents for the Lenders.

        "Coal Operations" shall have the meaning given to such term from time to time in the Borrower's annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Commitment" shall mean, with respect to any Lender, such Lender's Term Loan Commitment and Revolving Credit
Commitment.

        "Commitment Fee" shall have the meaning assigned to that term in Section 2.07(a).

        "Consolidated Debt", "Consolidated Lease Rentals", and "Consolidated Net Worth" means the Debt, Lease Rentals, or Net Worth, as the case may be, of the Borrower and its Restricted Subsidiaries, if any, all consolidated in accordance with GAAP and after giving appropriate effect to any outside minority interests in the Restricted Subsidiaries.

        "Contaminant" shall mean any waste, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, including any such pollutant, material, substance or waste regulated under any Environmental Law.

        "Credit Suisse" shall mean Credit Suisse in its individual capacity, and its successors and permitted assigns.

        "Debt" of any Person means all obligations which would, in accordance with GAAP, be classified upon its balance sheet as debt, and in any event includes any Capital Lease Obligation and all debt of any other Person:

              (a) guaranteed, directly or indirectly in any manner, by the Person or endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted with recourse or debt which has the substantially equivalent or similar economic effect of being guaranteed by the Person, or of otherwise making the Person contingently liable therefor, through an agreement or otherwise, including, without limitation, an agreement (i) to purchase, or to advance or supply funds for the payment or purchase of, the debt, (ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, primarily for the purpose of enabling such other Person to pay the debt or to assure the owner of the debt against loss, regardless of the delivery or nondelivery of the property, products, materials or supplies, or transpor-tation or services or (iii) to make any loan, advance, capital contribution or other investment in such other Person to assure a minimum equity, asset base, working capital or other balance sheet condition for any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in such other Person, it being expressly understood and agreed, however, that Lease Rentals under Leases shall not be considered Debt; or

                (b) secured by an Encumbrance in respect of property owned by the Person even though the Person has not assumed or become liable for the payment of such debt.

        "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

        "Dollars" and "$" shall mean lawful money of the United
States of America.

        "Encumbrance" means, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lender or other secured party to or of the Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset of the Person, or the signing or filing of a financing statement which names the Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement.

        "Environmental Encumbrance" shall mean any Encumbrance in favor of any Governmental Authority for Environmental
Liabilities and Costs.

        "Environmental Laws" shall mean any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, or toxic or hazardous substances or wastes into the environment, including ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, or toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

        "Environmental Liabilities and Costs" shall mean, as to the Borrower or any Subsidiary, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, reasonable expert and consulting fees and reasonable costs of investigation and feasibility studies), fines, penalties, and sanctions incurred as a result of any claim or demand, by any Person, under any Environmental Law.

        "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended.

        "ERISA Affiliate" shall mean any entity or trade or business, whether or not incorporated, that, together with the Borrower, is treated as a single employer under Section 414 of the Code.

        "Eurodollar Business Day" shall mean a Business Day on which dealings in Dollar deposits are carried out in the London interbank Eurodollar market.

        "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

        "Eurodollar Loan" shall mean any Eurodollar Term Loan or Eurodollar Revolving Loan.

        "Eurodollar Rate" means, with respect to a Eurodollar Borrowing for any Interest Period, the arithmetic average (rounded upwards to the nearest 1/16th of 1%) of the offered quotation, if any, to first class banks in the London interbank market by the applicable Reference Bank for Dollar deposits of amount in immediately available funds comparable to the principal amount of the portion of the Eurodollar Borrowing for which the Eurodollar Rate is being determined that would be allocable to the applicable Reference Bank if no Money Market Loans were outstanding and with maturities comparable to the Interest Period for which such Eurodollar Rate will apply, as of approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the commencement of such Interest Period. If any Reference Bank fails to provide its offered quotation to the Administrative Agent, the Administrative Agent shall obtain a quotation from a Lender (other than a Reference Bank) selected by the Administrative Agent.

        "Eurodollar Revolving Loan" shall mean any Revolving
Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

        "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Eurodollar
Rate.

        "Event of Default" shall have the meaning assigned to that term in Article VII hereof.

        "Existing Lender Credit Agreements" shall mean the credit agreements listed on Schedule 1.01A.

        "Federal Funds Effective Rate" shall mean for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%), equal to the weighted average of the rates of overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Credit Suisse from three Federal funds brokers of recognized standing selected by Credit Suisse.

        "Fees" shall mean the Commitment Fees, the Utilization
Fees and the Administrative Agent Fees.

        "Fixed Rate Loans" shall mean CD Rate Loans, Eurodollar
Loans and Money Market Loans.

        "GAAP" means United States generally accepted accounting principles in effect at the time of application to the provisions hereof, except that (i) a Default or Event of Default shall be deemed not to have occurred if such Default or Event of Default would not have occurred but for a change in generally accepted accounting principles or the Borrower's initial implementation of a generally accepted accounting principle or a Financial Accounting Standard issued by the Financial Accounting Standards Board and (ii) a Default or Event of Default that is cured as a result of a subsequent change in generally accepted accounting principles or the Borrower's subsequent initial implementation of a generally accepted accounting principle or a Financial Accounting Standard issued by the Financial Accounting Standards Board shall be deemed not to have been cured to the extent attributable to such change or implementation.

        "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

        "Hedging Agreements" shall mean interest rate protection agreements, foreign currency exchange agreements, other interest or exchange rate hedging, cap or collar arrangements or arrangements designed to protect the Borrower or any Subsidiary against fluctuations in the prices of commodities.

        "Increased Costs" shall have the meaning assigned to that term in Section 3.01(a).

        "Index Debt" shall mean (i) the Borrower's, unsecured, non-credit-enhanced long-term debt for borrowed money (whether senior or subordinated) or (ii) unsecured long-term debt of any other Person the rating of which by Moody's or S&P is based upon an unsecured, non-credit-enhanced guarantee by the Borrower (whether senior or subordinated).

        "Institutional Lender" shall mean a bank or other financial institution (other than a financial institution reasonably specified in writing by the Borrower to the Administrative Agent, prior to such financial institution's becoming a Transferee, as being a competitor or an Affiliate of a competitor of the Borrower or any of its Subsidiaries).

        "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than six months' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration been applicable to such Loan and, in addition, the date of any refinancing or conversion of such Loan with or to a Loan of a different Type.

        "Interest Period" shall mean:

             (a) with respect to any Eurodollar Borrowing, the period commencing on the date such Borrowing is made or converted from a Borrowing of another Type or the last day of the next preceding Interest Period with respect to such Borrowing and ending on the same day in the first, second, third, sixth, ninth or twelfth calendar month thereafter, as the Borrower may select as provided herein, except that each such Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of such appropriate subsequent calendar month;

             (b) with respect to any CD Rate Borrowing, the period commencing on the date such Borrowing is made or converted from a Borrowing of another Type or the last day of the next preceding Interest Period with respect to such Borrowing and ending on the day 30, 60, 90 or 180 days thereafter, as the Borrower may select as provided herein;

             (c) as to any Base Rate Borrowing, the period commencing on the date of such Borrowing or on the last day of the next preceding Interest Period with respect to such Borrowing, as the case may be, and ending on the earliest of
        (i) the next Quarterly Date, (ii) the Maturity Date and
        (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.11 or prepaid in accordance with Section 2.12; and

             (d) with respect to any Money Market Borrowing, the period commencing on the date such Borrowing is made and ending on a date selected by the Borrower pursuant to
        Section 2.03.

Notwithstanding the foregoing, each Interest Period which would otherwise end on a day which is not a Eurodollar Business Day (in the case of an Interest Period for a Eurodollar Borrowing) or a Business Day (in the case of an Interest Period for a CD Rate Borrowing, Base Rate Borrowing or a Money Market Borrowing) shall end on the next succeeding Eurodollar Business Day or Business Day, as the case may be (or, in the case of an Interest Period for a Eurodollar Borrowing, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day).

        "Labor Dispute" shall mean any strike, lockout, slowdown, combination of workmen, boycott (primary, secondary or otherwise), picketing, disturbance, sabotage, intentional decline in workers' productivity or similar condition or event.

        "Labor Laws" shall mean any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments and orders relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

        "Lease" means a lease, other than a Capital Lease, of real or personal property; and "Lease Rentals" for any period means the sum of the rental and other obligations to be paid by the lessee under a Lease during the remaining term of such Lease (excluding any extension or renewal thereof at the option of the lessor or the lessee unless such option has been exercised), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

        "Leverage Ratio" shall mean, as of any date, the ratio of (a) the sum of (i) Consolidated Debt as of such date, plus
(ii) the amount by which (A) the aggregate amount, as of the preceding December 31 (or as of such date, if such date is December 31), of Consolidated Lease Rentals under noncancellable Leases entered into by the Borrower or any of its Restricted Subsidiaries, discounted to present value at 10% and net of aggregate minimum noncancellable sublease rentals, determined on a basis consistent with Note 10 to the Borrower's consolidated financial statements at and for the period ended December 31, 1992, included in the Borrower's 1992 Annual Report to shareholders, exceeds (B) $300,000,000, to (b) the sum of (i) the amount determined pursuant to clause (a), plus (ii) Consolidated Net Worth as of such date.

        "Loan Documents" shall mean this Agreement and the Notes.

        "Loans" shall mean the Revolving Loans and the Term
Loans.

        "Long Term Debt" of any Person means all Debt which would, in accordance with GAAP, be classified upon its balance sheet as long term debt, excluding any portion thereof which would, in accordance with GAAP, be classified thereon as current liabilities, and in any event includes (a) any obligation for borrowed money outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year after the creation of such agreement notwithstanding that any obligation thereunder may be payable on demand or within one year after the creation thereof, (b) any Capital Lease Obligation and (c) any guarantee or equivalent or similar obligation under any agreement specified in subsection (a) of the definition of Debt with respect to Debt of another Person of the kind otherwise described in this definition.

        "Major Subsidiary" shall mean each of Pittston Coal
Company, Brink's, Incorporated and Burlington Air Express Inc., so long as such Major Subsidiary continues to be a Subsidiary of the Borrower.

        "Margin Stock" shall have the meaning given such term under Regulation U.

        "Maturity Date" shall mean the date five years after the date of this Agreement.

        "Money Market Bid" shall mean an offer by a Lender to make a Money Market Loan pursuant to Section 2.03.

        "Money Market Borrowing" shall mean a Borrowing consisting of a Money Market Loan or concurrent Money Market
Loans from the Lender or Lenders whose Money Market Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.03.

        "Money Market Loan" shall mean a Loan from a Lender to the Borrower pursuant to the bidding procedure described in
Section 2.03.

        "Money Market Rate" shall mean, as to any Money Market
Bid made by a Lender pursuant to Section 2.03, the fixed rate of interest offered by the Lender making such Money Market Bid.

        "Moody's" shall mean Moody's Investors Service, Inc.

        "Multiemployer Plan" shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate contributes or has, on or after September 25, 1980, been obligated to contribute.

        "Net Worth" of any Person, at any time, means shareholders' equity at such time determined in accordance with GAAP, provided that in determining "Net Worth" there shall be included any issue of preferred stock of such Person and, further provided, that in determining "Net Worth" there shall be disregarded (i) any non-cash write-down or write-off in the book value of any asset, (ii) any loss on the sale of any asset or
(iii) any change in shareholders' equity attributable to a change in GAAP or the Borrower's initial implementation of a generally accepted accounting principle or a Financial Accounting Standard issued by the Financial Accounting Standards Board, all after December 31, 1993.

        "Note" shall mean a Term Note or a Revolving Credit
Note.

        "Notice of Assignment" shall mean a notice in the form of Annex I to Exhibit B hereto.

        "PBGC" shall mean the Pension Benefit Guaranty
Corporation and any entity succeeding to any or all of its functions under ERISA.

        "Person" shall mean an individual, a corporation, a company, a voluntary association, a partnership, a trust, a joint venture, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof or any other judicial entity.

        "Plan" shall mean a pension plan within the meaning of
Section 3(2) of ERISA subject to Title IV of ERISA which the Borrower or any ERISA Affiliate maintains or to which the Borrower or any ERISA Affiliate contributes, other than a Multiemployer Plan.

        "Post-Default Rate" shall mean: (i) in respect of any Loans not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such Loans are paid in full equal to 1% above (a) if such Loans are Base Rate Loans, the Base Rate as in effect from time to time or (b) if such Loans are Fixed Rate Loans, the rate of interest in effect thereon at the time of default until the end of the then current Interest Period therefor and, thereafter, the Base Rate as in effect from time to time; and (ii) in respect of other amounts payable by the Borrower hereunder not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such other amounts are paid in full equal to 1% above the Base Rate as in effect from time to time.

        "Quarterly Dates" shall mean the last Business Day of each March, June, September and December, the first of which shall be the first such day after the date of this Agreement.

        "Reference Banks" shall mean Chemical Bank, Credit
Suisse and Morgan Guaranty Trust Company of New York.

        "Refunding Borrowing" shall mean a Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of all Loans.

        "Regulation D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        "Regulation G" shall mean Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        "Regulatory Change" shall mean, as to any Lender, any change after the date of this Agreement in United States Federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives, requests applying to a class of banks including such Lender of or under any United States Federal, state, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof, including any guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", excluding, however, but only for purposes of the CD Rate Loans, any such change which results in an adjustment of the Assessment Rate or the Reserve Percentage and the effect of which is reflected in a change in the Adjusted CD Rate as provided in the definition of such term in this Section 1.01.

        "Reportable Event" shall have the meaning attributed thereto in Section 4043 of ERISA but shall not include any event for which the 30-day requirement in Section 4043 of ERISA has been waived under regulations of the Pension Benefit Guaranty Corporation.

        "Required Lenders" shall mean, at any time, Lenders having Commitments and holding Term Loans representing more than
66-2/3% of the Total Commitment plus   the aggregate outstanding
principal amount of Term Loans; provided, however, that (i) for purposes of acceleration pursuant to clause (y) of the final clause of Article VII, "Required Lenders" shall mean Lenders holding Loans representing more than 66-2/3% of the aggregate principal amount of Loans outstanding and (ii) for the purpose of waiving a Default or Event of Default at a time when the aggregate outstanding principal amount of Money Market Loans constitutes in excess of 50% of the Total Revolving Credit Commitment and the Revolving Credit Commitments of Lenders with no outstanding Revolving Loans represents more than 35% of the Total Revolving Credit Commitment, "Required Lenders" shall mean both (x) with respect to Lenders with outstanding Revolving Loans, such Lenders having more than 66-2/3% of the aggregate Revolving Credit Commitments of such Lenders and (y) with respect to the Lenders with no outstanding Revolving Loans, such Lenders having more than 66-2/3% of the aggregate Revolving Credit Commitments of such Lenders.

        "Reserve Percentage" shall mean, for any day and in respect of an Interest Period, the rate, as determined by the Administrative Agent, which is in effect on such day, expressed as a decimal, of the reserve requirements applicable to member banks of the Federal Reserve System in New York City with deposits exceeding $1 billion which are imposed by the Board on nonpersonal time deposits in Dollars in New York City having a maturity comparable to such Interest Period and in an amount of $100,000 or more.

        "Restricted Subsidiary" means (i) any Subsidiary of the Borrower at the date of this Agreement other than a Subsidiary designated as an Unrestricted Subsidiary in Schedule 1.01B and
(ii) any Person that becomes a Subsidiary of the Borrower after the date hereof unless prior to such Person becoming a Subsidiary the Board of Directors designates such Subsidiary as an Unrestricted Subsidiary, in each case provided that none of the shares or Long Term Debt of any Restricted Subsidiary are owned, directly or indirectly, by an Unrestricted Subsidiary. A Restricted Subsidiary (other than a Major Subsidiary) may be designated by the Board of Directors as an Unrestricted Subsidiary by written notice to the Administrative Agent, but only if (a) the Subsidiary owns no shares or Long Term Debt of the Borrower or any Restricted Subsidiary and (b) immediately after such designation, the Leverage Ratio is not greater than 0.55:1.00. An Unrestricted Subsidiary may be designated by the Board of Directors as a Restricted Subsidiary by written notice to the Administrative Agent, but only if immediately after such designation (x) the Borrower shall be in compliance with
Section 6.02(i) and (y) the Leverage Ratio is not greater than 0.55:1.00.

        "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

        "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving
Loans hereunder as set forth in Section 2.01, as the same may be reduced from time to time pursuant to Section 2.10.

        "Revolving Credit Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit A-1, evidencing Revolving Loans.

        "Revolving Loan" shall mean a Standby Loan or a Money
Market Loan.

        "S&P" shall mean Standard and Poor's Corporation.

        "Sale and Leaseback Transaction" means the sale by the Borrower or a Restricted Subsidiary to any Person (other than the Borrower or a Restricted Subsidiary) of any property or asset and, as part of the same transaction or series of transactions, the leasing as lessee by the Borrower or any Restricted Subsidiary of the same or another property or asset which it intends to use for substantially the same purpose.

        "Senior LT Rating" shall mean, on any date, the rating applicable to senior Index Debt on such date.

        "Standby Borrowing" shall mean a Revolving Credit
Borrowing comprised of Standby Loans.

        "Standby Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.04. Each
Standby Loan shall be a Eurodollar Revolving Loan, a CD Revolving
Loan or a Base Rate Revolving Loan.

        "Subordinated LT Rating" shall mean, on any date, the rating applicable to subordinated Index Debt on such date.

        "Subsidiary" of any designated corporation means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the designated corporation or one or more of its Subsidiaries or by the designated corporation and one or more of its Subsidiaries.

        "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

        "Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.04. Each Term Loan shall be a Eurodollar Term Loan, a CD Term Loan or a Base Rate
Term Loan.

        "Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth in Section 2.01.

        "Term Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit A-2, evidencing
Term Loans.

        "Total Commitment" shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time.

        "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of Revolving Credit Commitments of all the Lenders, as in effect at such time.

        "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Eurodollar Rate, Adjusted CD Rate, Base Rate and Money Market Rate.

        "Unrestricted Subsidiary" means any Subsidiary other than a Restricted Subsidiary.

        "Utilization Fees" shall have the meaning assigned to that term in Section 2.07(b).

        SECTION 1.02.  Terms Generally.  The definitions in
Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", and, unless the context otherwise requires, the word "or" is not exclusive. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided, all references herein or in any other Loan Document to agreements and other documents shall be deemed references to such agreements and other documents as amended or modified from time to time, subject to any restrictions herein or in the other Loan Documents relating to the amendment or modification thereof. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP.


                         ARTICLE II.  THE CREDITS

        SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly,
(a) to make Term Loans to the Borrower on the Closing Date in an aggregate principal amount not to exceed the Term Loan Commitment set forth opposite its name below, and (b) to make Standby Loans to the Borrower, at any time and from time to time on or after the date hereof and until the earlier of the Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed such Lender's Available Standby Commitment at such time, subject, however, to the condition that (i) except as contemplated by Section 2.10(c), at no time shall (A) the sum of (x) the outstanding aggregate principal amount of all Standby Loans made by a Lender plus
(y) the outstanding aggregate principal amount of all Money Market Loans made by such Lender exceed (B) the Revolving Credit Commitment of such Lender and (ii) at no time shall (A) the sum of (1) the outstanding aggregate principal amount of all Standby Loans made by all Lenders plus (2) the outstanding aggregate principal amount of all Money Market Loans made by all Lenders exceed (B) the Total Revolving Credit Commitment. Within the limits set forth in clause (b) of the preceding sentence, the Borrower may borrow, pay or prepay and reborrow Revolving Loans on or after the Closing Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

        Each Lender's Term Loan Commitment and Revolving Credit
Commitment are set forth opposite its name in Schedule 2.01.
Such Revolving Credit Commitments may be terminated or reduced from time to time pursuant to Section 2.10.

        SECTION 2.02.  Loans.  (a)  Each Term Loan shall be
made as part of a Borrowing consisting of Term Loans made by the Lenders ratably in accordance with their respective Term Loan Commitments. Each Standby Loan shall be made as part of a Borrowing consisting of Standby Loans made by the Lenders ratably in accordance with their respective Available Standby Commitments. Each Money Market Loan shall be made in accordance with the procedures set forth in Section 2.03. Notwithstanding the foregoing, the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising each Standby Borrowing and Term Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the available applicable Commitments), and the Loans comprising each Money Market Borrowing shall be in an aggregate principal amount which is an integral multiple of $100,000 and not less than $1,000,000 (or an aggregate principal amount equal to the remaining balance of the available Revolving Credit Commitments).

        (b) Each Term Borrowing shall be comprised entirely of Base Rate Loans, CD Rate Loans or Eurodollar Loans, each Standby Borrowing shall be comprised entirely of Base Rate Loans, CD Rate Loans or Eurodollar Loans, and each Money Market Borrowing shall be comprised entirely of Money Market Loans, in each case as the Borrower may request pursuant to Section 2.03 or 2.04, as applicable. The Loans of each Type made by a Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

        (c) Subject to Section 2.05, each Lender shall make each Term Loan and Standby Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, at its address specified pursuant to Section 10.14, not later than 3:00 p.m., New York City time, and the Administrative Agent shall by 5:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Each Lender shall make each Money Market Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the account of the Borrower set forth below the Borrower's name on the signature pages hereto (or such other account as may be designated by the Borrower by notice in accordance with Section 10.14) not later than 5:00 p.m., New York City time. Money Market Loans shall be made by the Lender or Lenders whose Money Market Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted and Term Loans and Standby Loans shall be made by the Lenders pro rata in accordance with Section 2.13. Unless the Administrative Agent shall have received notice from the Borrower or a Lender, as the case may be, prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it will not make such payment, the Administrative Agent may assume that such payment has been made, and the Administrative Agent may, in reliance upon such assumption, make available to the intended recipient on such date a corresponding amount. If and to the extent that the Borrower or the Lender, as the case may be, shall not have made such payment to the Administrative Agent, the recipient of such payment agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon for each day from the date such amount is made available to the recipient until the date such amount is repaid to the Administrative Agent at (i) in the case of repayment by the Borrower, the interest rate applicable at the time to the relevant Loans and (ii) in the case of repayment by a Lender, the Federal Funds Effective Rate. If a Lender shall pay to the Administrative Agent such corresponding amount in respect of its portion of a Borrowing prior to repayment of such corresponding amount by the Borrower, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

        (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

        SECTION 2.03.  Money Market Bid Procedure.
(a) A Lender may, in its sole and absolute discretion, submit a Money Market Bid to the Borrower on any Business Day. A Money Market Bid may be submitted to the Borrower by hand delivery, telecopier or by telephone and must be submitted by 10:30 a.m., New York City time, on the Business Day to which it applies.
Each Money Market Bid shall set forth (i) one or more Interest Periods (or Interest Period ranges) and a Money Market Rate with respect to each such Interest Period (or range) and (ii) the maximum amount the Lender is willing to lend pursuant to such Money Market Bid (which shall not exceed such Lender's Available Money Market Commitment, taking into account all Standby Borrowings to be made on the date of such Money Market Bid), in the aggregate or for specified Interest Periods (or ranges). Notwithstanding anything to the contrary in a Money Market Bid, each Money Market Bid shall be irrevocable in respect of the date on which it is submitted and shall automatically expire at 11:30 a.m., New York City time, on the date submitted.

        (b) If Money Market Bids were made by Lenders on a Business Day with respect to a particular Interest Period and such bids expired at 11:30 a.m., New York City time, on such Business Day pursuant to paragraph (a) above, the Borrower may, in its sole and absolute discretion, subject only to the provisions of this Section 2.03, contact one or more of such Lenders, by hand delivery, telecopier or telephone, prior to 3:00 p.m., New York City time, on such Business Day to request such Lenders to reinstate such Money Market Bids for such Interest Period or provide new Money Market Bids for such Interest Period on such Business Day; provided, however, that
(i) the Borrower shall not request a bid from a Lender in respect of an Interest Period unless such Lender submitted a bid in respect of such Interest Period on such Business Day in accordance with paragraph (a) above, (ii) the Borrower shall not request a bid from a Lender in respect of an Interest Period unless it is requesting bids from all Lenders that on such Business Day submitted bids in respect of such Interest Period pursuant to paragraph (a) above that were equal to or lower than the bid submitted by such Lender pursuant to paragraph (a) above,
(iii) the Borrower shall not disclose to any Lender the bid of any other Lender, and (iv) the Borrower shall not accept a bid from a Lender other than the Lenders requested by the Borrower to bid pursuant to this paragraph (b). A Money Market Bid may be reinstated or submitted in response to any such request by hand delivery, telecopier or by telephone. Notwithstanding anything to the contrary in any Money Market Bid reinstated or submitted pursuant to this paragraph (b), each such Money Market Bid shall be irrevocable in respect of the date on which it is reinstated or submitted and shall automatically expire at the earlier of
(x) 3:00 p.m., New York City time, on the date submitted and
(y) one hour after such Money Market Bid is received by the Borrower.

        (c) The Borrower may, in its sole and absolute discretion, subject only to the provisions of this Section 2.03, accept any Money Market Bid submitted pursuant to paragraph (a) or (b) above by notifying the Lender submitting such Money Market Bid and the Administrative Agent (by telephone, which telephone notice shall be confirmed (x) by telecopier to the Administrative Agent and (y) in writing, which may include regular first class mail, to such Lender) of such acceptance by not later than the expiration time of such bid, indicating the Interest Period, Money Market Rate and principal amount of the Money Market Loan to be made by such Lender on such Business Day; provided, however, that (i) the Borrower shall not accept a bid made at a particular Money Market Rate for a particular Interest Period if the Borrower has decided to reject a bid made at a lower Money Market Rate for such Interest Period, (ii) the aggregate amount of each Money Market Borrowing shall not be less than $1,000,000 and shall be in an integral multiple of $100,000, (iii) if the Borrower accepts a bid at a particular Money Market Rate for a particular Interest Period and the aggregate bids at such Money Market Rate for such Interest Period exceed the aggregate amount the Borrower wishes to borrow at such Money Market Rate and Interest Period, then the Borrower shall accept such bids pro rata in accordance with the maximum amounts that could be accepted from the Lenders making such bids (taking into account the amounts set forth in the bids and the limitation in clause (iv) below), (iv) the aggregate amount of Money Market Bids accepted by the Borrower from any Lender shall not exceed such Lender's Available Money Market Commitment (taking into account all Standby Borrowings to be made on the date of such Money Market Bids), and (v) the Borrower shall not accept a Money Market Bid on any Business Day unless such Money Market Bid was received by the Borrower on such Business Day in accordance with this Section 2.03. A notice given by the Borrower pursuant to this paragraph (c) shall be irrevocable.

        (d) Upon receipt by a bidding Lender of notice from the Borrower in accordance with paragraph (c) above that a bid made by such Lender has been accepted, such Lender will thereupon become bound, subject to the other applicable conditions hereof, to make the Money Market Loan in respect of which its bid has been accepted.

        (e)  Except as expressly provided otherwise in this
Section 2.03, all notices required by this Section 2.03 shall be given in accordance with Section 10.14.

        (f) At the written request of any Lender, the Borrower shall disclose to the Administrative Agent the Money Market Bids received by the Borrower on any date specified in such request, provided that such date is not more than 30 days prior to the date on which such request is received by the Borrower.

        SECTION 2.04.  Notice of Term and Standby Borrowings.
The Borrower shall give the Administrative Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Eurodollar Business Days before a proposed borrowing, (b) in the case of a CD Rate Borrowing, not later than 12:00 (noon), New York City time, two Business Days before a proposed borrowing and
(c) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) whether the Borrowing then being requested is to be a Term Borrowing or a Standby Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing, a CD Rate Borrowing or a Base
Rate Borrowing; (ii) the date of such Borrowing (which shall be a Eurodollar Business Day, in the case of a Eurodollar Borrowing, or a Business Day in the case of a CD Rate Borrowing or a Base Rate Borrowing) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing or CD Rate Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any Eurodollar Borrowing or CD Rate Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing, or 30 days' duration, in the case of a CD Rate Borrowing. If the Borrower shall not have given notice in accordance with this Sec-tion 2.04 of its election to refinance a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with a Base Rate Borrowing. The Administrative Agent shall promptly advise the Lenders of any notice given or deemed given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

        SECTION 2.05.  Refinancings.  The Borrower may
refinance all or any part of any Standby Borrowing with a Standby Borrowing of the same or a different Type made pursuant to
Section 2.04, subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Standby Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.06 with the proceeds of a new Standby Borrowing hereunder and the proceeds of the new Standby Borrowing, to the extent they do not exceed the principal amount of the Standby Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the Borrower pursuant to Section 2.02(c); provided, however, that (i) if the principal amount extended by a Lender in a refinancing is greater than the principal amount extended by such Lender in the Standby Borrowing being refinanced, then such Lender shall pay such difference to the Administrative Agent for distribution to the Lenders described in (ii) below, (ii) if the principal amount extended by a Lender in the Standby Borrowing being refinanced is greater than the principal amount being extended by such Lender in the refinancing, the Administrative Agent shall return the difference to such Lender out of amounts received pursuant to (i) above, and (iii) to the extent any Lender fails to pay the Administrative Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced with such amounts shall not be deemed repaid in accordance with Section 2.06 and shall be payable by the Borrower (but the Borrower shall not be deemed to be in default in respect of its obligation to make such payment until two Business Days after the Administrative Agent shall have notified it of the failure of such Lender to make such payment).

        SECTION 2.06.  Notes; Repayment of Loans.  The
Revolving Loans and Term Loans made by each Lender shall be evidenced by a Revolving Credit Note and a Term Note, respectively, duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit A-1 or A-2, respectively, with the blanks appropriately filled, payable to the order of such Lender in a principal amount equal to such Lender's Revolving Credit Commitment, in the case of its Revolving Credit Note, or Term Loan Commitment, in the case of its Term Note. The outstanding principal balance of each Loan, as evidenced by such a Note, shall be payable (a) in the case of a Revolving Loan, on the last day of the Interest Period applicable to such Loan and on the Maturity Date and (b) in the case of a Term Loan, on the Maturity Date. Each Note shall bear interest from the date of the first borrowing hereunder on the outstanding principal balance thereof as set forth in
Section 2.08. Each Lender shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

        SECTION 2.07.  Fees.  (a)  The Borrower agrees to pay
to each Lender, through the Agent, on the Quarterly Dates in each year, and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the Applicable Commitment Fee Rate per annum on the average daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or shorter period commencing with the earlier of the Closing Date and March 10, 1994, or ending with the Maturity Date or the date on which the Revolving Credit Commitment of such Lender shall be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Commitment Fee due to each Lender shall commence to accrue on the earlier of the Closing Date and March 10, 1994, and shall cease to accrue on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein.

        (b) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the Quarterly Dates in each year, and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a utilization fee (the "Utilization Fee") equal to (i) the average daily outstanding principal amount of the Revolving Loans of such Lender during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Maturity Date or the date on which the Revolving Credit Commitment of such Lender shall be terminated), multiplied by (ii) the Applicable Utilization Rate per annum; provided, however, that a Utilization Fee shall be paid in respect of a quarter or period only if the Average Utilized Percentage during such quarter or period shall have been greater than 50%. All Utilization Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be.

        (c) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative agent fee (the "Administrative Agent Fee") separately agreed in writing between the Borrower and the Administrative Agent, at the times and in the amounts so agreed.

        (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for prompt distribution, if and as appropriate, among the Co-Agents and the Lenders. Once paid, none of the Fees shall be refundable under any circumstances, absent manifest error.

        SECTION 2.08. Interest on Loans. (a) Subject to the provisions of Section 2.09, the Loans comprising each Base
Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Base Rate plus the Applicable Margin.

        (b) Subject to the provisions of Section 2.09, the Loans comprising each CD Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted CD Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

        (c) Subject to the provisions of Section 2.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

        (d) Subject to the provisions of Section 2.09, each Money Market Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03.

        (e) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Base Rate, Adjusted CD Rate or Eurodollar Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error in the determination thereof.

        SECTION 2.09. Default Interest. If the Borrower shall default in the payment of the principal of any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment at the applicable Post-Default Rate.

        SECTION 2.10.  Termination and Reduction of
Commitments. (a) The Term Loan Commitments shall be automatically terminated at 5:00 p.m., New York City time, on the earlier of the Closing Date and April 1, 1994. The Revolving
Credit Commitments shall be automatically terminated on the Maturity Date.

        (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments; provided, however, that each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000.

        (c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments (it being recognized that a reduction may reduce the Revolving Credit Commitment of a Lender to an amount less than the aggregate outstanding principal amount of Revolving Loans made by such Lender if such Revolving Loans include Money Market Loans). The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction.

        SECTION 2.11. Conversion and Continuation of Term Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 11:00 a.m., New York City time, on the day of conversion, to convert any Borrowing comprised of Eurodollar Term Loans or CD Term Loans into a Borrowing comprised of Base Rate Term Loans, (ii) not later than 12:00 (noon), New York City time, two Business Days prior to conversion or continuation, to convert any Borrowing comprised of Eurodollar Term Loans or Base Rate Term Loans into a Borrowing comprised of CD Term Loans or to continue any Borrowing comprised of CD Term Loans as a Borrowing comprised of CD Term Loans for an additional Interest Period,
(iii) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Borrowing comprised of CD Term Loans to another permissible Interest Period, (iv) not later than 12:00
(noon), New York City time, three Eurodollar Business Days prior to conversion or continuation, to convert any Borrowing comprised of CD Term Loans or Base Rate Term Loans into a Borrowing comprised of Eurodollar Term Loans or to continue any Borrowing comprised of Eurodollar Term Loans as a Borrowing comprised of Eurodollar Term Loans for an additional Interest Period, and
(v) not later than 12:00 (noon), New York City time, three Eurodollar Business Days prior to conversion, to convert the Interest Period with respect to any Borrowing comprised of Eurodollar Term Loans to another permissible Interest Period, subject in each case to the following:

                (a) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Term Borrowing;

                (b) if less than all the outstanding principal amount of any Term Borrowing shall be converted or continued, the aggregate principal amount of such Term Borrowing converted or continued shall be an integral multiple of $1,000,000 and not less than $5,000,000;

                (c) each conversion shall be effected by each Lender by applying the proceeds of the new Term Loan of such Lender resulting from such conversion to the Term Loan (or portion thereof) of such Lender being converted; accrued interest on a Term Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                (d) if any Borrowing comprised of CD Term Loans or Eurodollar Term Loans is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 3.05;

                (e) a Term Borrowing may not be converted into or continued as a Borrowing comprised of CD Term Loans if the Maturity Date will occur in less than 30 days;

                (f) a Term Borrowing may not be converted into or continued as a Borrowing comprised of Eurodollar Term Loans if the Maturity Date will occur in less than one month; and

                (g) any portion of a Borrowing comprised of CD Term Loans or Eurodollar Term Loans which cannot be converted into or continued as a Borrowing comprised of CD Term Loans or Eurodollar Term Loans by reason of clauses (e) and (f) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into a Term Borrowing comprised of Base Rate Term Loans.

        Each notice pursuant to this Section 2.11 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Term Borrowing that the Borrower requests be converted or continued, (ii) whether such Term Borrowing is to be converted to or continued as a Term Borrowing comprised of CD Term Loans, a Term Borrowing comprised of Eurodollar Term Loans or a Term Borrowing comprised of Base Rate Term Loans, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Eurodollar Business Day, in the case of conversion to a Borrowing comprised of Eurodollar Term Loans, or a Business Day, in the case of conversion to a Borrowing comprised of CD Term Loans or Base Rate Term Loans) and
(iv) if such Term Borrowing is to be converted to or continued as a Borrowing comprised of CD Term Loans or Eurodollar Term Loans, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Borrowing comprised of CD Term Loans or Eurodollar Term Loans, the Borrower shall be deemed to have selected an Interest Period of 30 days' duration, in the case of a Borrowing comprised of CD Term Loans, or one month's duration, in the case of a Borrowing comprised of Eurodollar Term Loans. The Administrative Agent shall advise the other Lenders of any notice given or deemed given pursuant to this Section 2.11 and of each Lender's portion of any converted or continued Term Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.11 to continue any Term Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.11 to convert such Term Borrowing), such Term Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as a Borrowing comprised of Base Rate Term Loans.

        SECTION 2.12.  Prepayment.  (a)  The Borrower shall
have the right at any time and from time to time to prepay any Revolving Credit Borrowing or Term Borrowing, in whole or in part, upon prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $5,000,000. Such notice shall be given (i) in the case of a Eurodollar Borrowing or a CD Rate Borrowing, at least three Business Days prior to the prepayment date and (ii) in the case of a Base Rate Borrowing, not later than 12:00 (noon), New York City time, on the prepayment date.

        (b) On the date of any termination or reduction of the Revolving Credit Commitments pursuant to Section 2.10, the Borrower shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the aggregate principal amount of the Revolving Loans outstanding will not exceed the Total Revolving Credit Commitment after giving effect to such termination or reduction.

        (c) The Required Lenders shall have the right, at their option and upon notice to the Borrower, to demand prepayment of all Loans and termination of all Commitments in the event of (i) a consolidation or merger involving the Borrower, if the Borrower or a Restricted Subsidiary shall not be the successor or surviving corporation, (ii) a sale or other disposition by the Borrower of its assets as an entirety or substantially as an entirety or (iii) a Change in Control; provided, however, that such right must be exercised and such notice given within the period of 60 days following any such event. The Lenders acknowledge that such demand for prepayment of the Loans and termination of the Commitments pursuant to this
Section 2.12(c) shall in no event constitute a Default or Event of Default. The Borrower shall prepay all Loans and terminate all Commitments within five Business Days following receipt of such a notice from the Administrative Agent, at the request of the Required Lenders.

        (d) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this
Section 2.12 shall be subject to Section 3.05 but otherwise without premium or penalty. All prepayments under this Section
2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

        SECTION 2.13. Pro Rata Treatment. Except as required under Section 3.04 or 3.06: (i) each Term Borrowing, each payment or prepayment of principal of any Term Borrowing, each payment of interest on the Term Loans and each conversion of any Term Borrowing to or continuation of any Term Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Term Loan Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Term Loans); (ii) each Standby Borrowing and each refinancing of any Standby Borrowing shall be allocated pro rata among the Lenders in accordance with their Available Standby Commitments; (iii) each payment of Commitment Fees or Utilization Fees shall be allocated pro rata among the Lenders in accordance with the respective Commitment Fees or Utilization Fees, as the case may be, owed to the Lenders; (iv) each reduction of the Commitments shall be allocated pro rata among the Lenders in accordance with their respective Commitments; (v) each payment of principal of any Revolving Credit Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Revolving Loans comprising such Borrowing; and
(vi) each payment of interest on any Revolving Credit Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Revolving Loans comprising such Borrowing. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

        SECTION 2.14. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Term Loans and Revolving Loans shall be proportionately less than the unpaid principal portion of the Term Loans or Revolving Loans, as the case may be, of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the applicable Loans of such other Lender, so that the aggregate unpaid principal amount of such Loans and participations in such Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans then outstanding as the principal amount of its Term Loans and Revolving Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all such Term Loans or Revolving Loans, as the case may be, outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.14 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

        SECTION 2.15. Payments. (a) The Borrower shall make each payment of principal and interest hereunder in respect of any Money Market Loan not later than 4:00 p.m., New York City time, on the date when due in dollars to the Applicable Lending Office of the Lender that made such Loan in immediately available funds. The Borrower shall make each other payment (including principal of or interest on any Term Borrowing or Standby Borrowing or any Fees or other amounts) hereunder not later than 3:00 p.m., New York City time, on the date when due in dollars to the Administrative Agent at its offices designated pursuant to
Section 10.14 in immediately available funds.

        (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Eurodollar Business Day (in the case of Eurodollar Loans) or a Business Day (in all other cases), such payment may be made on the next succeeding Eurodollar Business Day (unless such next succeeding Eurodollar Business Day is the first Eurodollar Business Day of a calendar month, in which case such date shall be the next preceding Eurodollar Business Day) or Business Day, as the case may be, and such extension of time shall in such case be included in the computation of interest or Fees, if appli-cable.

        SECTION 2.16. Taxes. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with
Section 2.15, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and each Agent, taxes that would not be imposed but for a connection between such Lender or such Agent (as the case may be) and the jurisdiction imposing such tax, other than a connection arising solely by virtue of the activities of such Lender or such Agent (as the case may be) pursuant to or in respect of this Agreement or under any other Loan Document, including, without limitation, entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing, this Agreement or any other Loan Document, and (ii) in the case of each Lender, any withholding taxes payable with respect to payments hereunder or under the other Loan Documents under laws (including, without limitation, any statute, treaty, ruling, determination or regulation) in effect on the Initial Date (as hereinafter defined) for such Lender, and on the date, if any, on which such Lender changes any Applicable Lending Office by designating a different Applicable Lending Office (a "New Lending Office"), but not excluding any withholding taxes payable solely as a result of any change in such laws occurring after the Initial Date or the designation of such New Lending Office, as the case may be, (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). For purposes of this Section 2.16, the term "Initial Date" shall mean (i) in the case of each Lender as of the date of this Agreement, the date of this Agreement, and (ii) in the case of any other Lender, the effective date specified in the Notice of Assignment delivered when such Lender became a Lender. If any Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or any Agent (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

        (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other
Taxes").

        (c) The Borrower will indemnify each Lender and each Agent for the full amount of Taxes and Other Taxes paid by such Lender or such Agent, as the case may be, and any liability (including interest and penalties, if any) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender or Agent, as the case may be, makes written demand therefor. If a Lender or an Agent shall become aware that it is entitled to receive a refund (including interest and penalties, if any) in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.16, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender or Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this
Section 2.16, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund (including interest and penalties, if any) to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section 2.16 with respect to such refund), net of all out-of-pocket expenses of such Lender or Agent; provided that the Borrower, upon the request of such Lender or Agent, agrees to return such refund (including interest and penalties, if any) to such Lender or Agent in the event such Lender or Agent is required to repay such refund.

        (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender or any Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in Sec-tion 10.14, the original or a certified copy of a receipt evidencing payment thereof.

        (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.16 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

        (f) At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof (a "Non-U.S. Lender"), agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Non-U.S. Lender is entitled to receive payments under the Loan Documents without deduction or withholding of any United States Federal income taxes. Each Non-U.S. Lender that so delivers a Form 1001 or 4224 further under-takes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes invalid or obsolete, or on or before the date, if any, such Non-U.S. Lender designates a New Lending Office, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under the Loan Documents without deduction or withholding of, or at a reduced rate of withholding of, any United States Federal income taxes. Notwithstanding any other provision of this Section 2.16(f), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.16(f) that such Non-U.S. Lender is not legally able to deliver.

        (g) The Borrower shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with the provisions of paragraph (f) above or (ii) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the Initial Date in respect of such Non-U.S. Lender or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan.

        (h) Any Lender or Agent claiming any additional amounts payable pursuant to this Section 2.16 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

        (i) Each Lender represents and warrants to the Borrower that, as of the Initial Date in respect of such Lender, it is not subject to any withholding of Taxes and would not be entitled to any indemnification payments under this Section 2.16 with respect to payments made by the Borrower to such Lender pursuant to this Agreement or any other Loan Document.


          ARTICLE III.  YIELD PROTECTION AND ILLEGALITY

        SECTION 3.01.  Additional Costs.  (a)  If, as a result
of any Regulatory Change:

                (i) the basis of taxation of payments to any Lender of the principal of or interest on any Loan (other than a Base Rate Loan) or any other amounts payable under this Agreement in respect thereof (other than in respect of (x) taxes covered by Section 2.16, (y) taxes imposed on the overall net income, regardless of how measured, including but not limited to gross receipts, net worth and asset base, of such Lender or of its Applicable Lending Office for Loans of such Type by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office or
        (z) increases in taxes imposed on such Lender or any Applicable Lending Office as a result of a move of its principal office or any Applicable Lending Office to a different tax jurisdiction) is changed; or

               (ii) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any Lender are imposed, modified or deemed applicable; or

              (iii) any other condition affecting this Agreement or any Loan (other than a Base Rate Loan) is imposed on any Lender;

and such Lender determines that, by reason thereof, the cost to such Lender of making or maintaining any of its Loans (other than Base Rate Loans) is increased, or any amount receivable by such Lender hereunder in respect of any of such Loans is reduced, in each case by an amount deemed by such Lender to be material (such increases in cost and reductions in amounts receivable being herein called "Increased Costs"), then the Borrower shall pay to such Lender upon its written request such additional amount or amounts as will compensate such Lender for such Increased Costs. Such Lender will notify the Borrower and the Administrative Agent of any event occurring after the date hereof which will entitle such Lender to compensation pursuant to this Section 3.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. If any Lender requests compensation under this Section 3.01(a), the Borrower may, by notice to such Lender and the Administrative Agent, require that:
(x) such Lender furnish to the Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof; or (y) the Loans of the Type with respect to which such compensation is requested be either prepaid or converted into Loans of another Type in accordance with
Section 3.04. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this Section 3.01(a) with respect to any Money Market Loan if the Regulatory Change giving rise to such request shall, or in good faith should, have been taken into account in formulating the Money Market Bid pursuant to which such Money Market Loan shall have been made.

        (b) Without limiting (but without duplicating) the effect of the foregoing provisions of this Section 3.01, upon written request from any Lender to the Borrower and the Administrative Agent, the Borrower shall pay to such Lender on the last day of each Interest Period for any Eurodollar Loan, so long as such Lender may be required to maintain reserves against "Eurocurrency Liabilities" under Regulation D of the Board, an additional amount equal to the product of the following for each such Eurodollar Loan for each day during such Interest Period:

                (i) the principal amount of such Eurodollar Loan outstanding on such day;

               (ii) the remainder of (x) a fraction the numerator of which is the Eurodollar Rate (expressed as a decimal) and the denominator of which is one minus the applicable percentage rate, if any, stated in Regulation D of the Board at which reserves are to be maintained under said
        Regulation D for such day during such Interest Period against "Eurocurrency Liabilities" (but only to the extent such reserves were actually maintained by such Lender on such day) minus (y) the Eurodollar Rate; and

              (iii) 1/360.

        (c) Without limiting (but without duplicating) the effect of the foregoing, if at any time any Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided, however, that to the extent any reduction in the rate of return on such Lender's capital results both from its obligations hereunder and from developments in its business or financial position not related to this Agreement, such Lender shall, in determining the amount necessary to compensate it under this paragraph, attempt in good faith to take account of the relative contributions of such obligations hereunder and such other developments or change in its financial position to such reduction.

        (d) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation under this Section 3.01, and will designate a different Applicable Lending Office for each affected Loan if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of such Lender setting forth the additional amount or amounts required to compensate such Lender in respect of any Increased Costs, the changes as a result of which such amounts are due and the manner of computing such amounts shall be deemed conclusive, provided that the determinations set forth in such certificate are made reasonably and in good faith. The Borrower shall not be obligated to compensate any Lender pursuant to this
Section 3.01 for Increased Costs or other amounts accruing prior to the date which is 270 days before such Lender requests compensation. Notwithstanding any other provision of this
Section 3.01, no Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any. In the event a Borrower shall reimburse any Lender pursuant to this
Section 3.01 for any cost and the Lender shall subsequently receive a refund in respect thereof, the Lender shall so notify the Borrower and, upon its request, will pay to the Borrower the portion of such refund which it shall determine in good faith to be allocable to the cost so reimbursed.

        SECTION 3.02.  Limitation on Types of Loans.  Anything
herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate under Section 2.08 for any CD
Rate Loans or Eurodollar Loans for any period:

                (i) the Administrative Agent determines (which determination shall be conclusive), based on communications with the Reference Banks, that quotations of interest rates for the relevant deposits are not being provided by the relevant Persons in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement, or

               (ii) any Lender (an "Affected Lender") shall have determined (which determination shall be conclusive) and shall have notified the Administrative Agent that the rates of interest referred to in the definitions of "Eurodollar Rate" or "CD Base Rate" upon the basis of which the rate of interest on any CD Rate Loans or Eurodollar Loans are to be determined for such period do not accurately reflect the cost to such Lender of making or maintaining such Loans for such period;

then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders (in the case of clause (i)) or the Affected Lender (in the case of clause (ii)) shall be under no obligation to make Loans of such Type or to convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type of all Lenders (in the case of clause (i)) or the Affected Lender (in the case of clause (ii)), prepay such Loans in accordance with Section 2.12, convert such Loans into another Type or Types of Loans in accordance with Section 2.11 or refinance such Loans into another Type or Types of Loans in accordance with Section 2.05. In the case of clause (ii), all Loans which would otherwise be made by an Affected Lender as Loans of the affected Type shall be made instead as Base Rate Loans and all Loans of such Affected Lender which would otherwise be converted into Loans of the affected Type shall be converted instead into (or shall remain as) Base Rate Loans.

        SECTION 3.03. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Lender or the Applicable Lending Office of any Lender to (i) honor its obligation to make Eurodollar Loans hereunder, or (ii) maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender's obligation to make Eurodollar Loans and to convert other Types of Loans into Eurodollar Loans hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans and such outstanding Eurodollar Loans shall be either prepaid or converted into Base Rate Loans in accordance with Section 3.04. Before giving any notice to the Borrower pursuant to this Section 3.03, such Lender will designate a different Applicable Lending Office for each affected Loan if such designation will avoid the need for giving such notice hereunder and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

        SECTION 3.04. Certain Prepayments or Conversions. If Loans of one Type (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type") are to be either prepaid or converted pursuant to
Section 3.01 or 3.03, such Affected Loans shall be prepaid or automatically converted into Loans of another Type, as the Borrower may elect by notice to the relevant Lender and the Administrative Agent (provided that, if the Borrower fails to give such notice prior to the date two Business Days, if the Affected Loans are or are to be converted into CD Rate Loans or Money Market Loans, or three Eurodollar Business Days, if the Affected Loans are or are to be converted into Eurodollar Loans, before the last day of the first to expire of the then current Interest Periods for the Affected Loans, such Loans will be automatically converted into Base Rate Loans), in either case on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a prepayment or conversion required by Section 3.03, on such earlier date as such Lender may specify to the Borrower) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 3.01 or 3.03 which gave rise to such prepayment or conversion no longer exists:

                (i) all payments and prepayments of principal which would otherwise be applied to Loans of the Affected Type that would have been made by such Lender or to the converted Affected Loans shall instead be applied to repay the Loans made by such Lender in lieu thereof or resulting from the conversion of such Affected Loans;

               (ii) all Loans which would otherwise be made by such Lender as Loans of the Affected Type shall be made instead as Base Rate Loans and all Loans of such Lender which would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Base Rate Loans.

        SECTION 3.05. Indemnification. The Borrower shall pay to a Lender, upon the request of such Lender, such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender as a result of:

                (i) any payment, prepayment or conversion of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Loan; or

               (ii) any failure by the Borrower to borrow, convert or prepay a Fixed Rate Loan on the date for such borrowing, conversion or prepayment specified in the relevant notice of borrowing, conversion or prepayment under Section 2.03, 2.04, 2.11 or 2.12;

such compensation to include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so paid, prepaid or converted or not borrowed, converted or prepaid for the period from the date of such payment, prepayment or conversion or failure to borrow, convert or prepay to the last date of the then current Interest Period for such Fixed Rate Loan (or, in the case of a failure to borrow, convert or prepay, the Interest Period for such Fixed Rate Loan which would have commenced on the date of such failure to borrow, convert or prepay) at the applicable rate of interest for such Fixed Rate Loan provided for herein over (b) the amount of interest (as reasonably determined by such Lender) such Lender would have paid on Eurodollar deposits or certificates of deposit (as the case may be) of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank Eurodollar market or the New York certificate of deposit market (as the case may be).

        SECTION 3.06. Termination or Assignment of Commitments Under Certain Circumstances. In the event that the Borrower shall be required to make additional payments to any Lender under
Section 2.16, or any Lender shall have delivered a notice or certificate pursuant to Section 3.01, 3.02(ii) or 3.03, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent (a) to terminate the Commitments of such Lender (other than during the continuance of a Default or an Event of Default) or (b) to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.03) all its interests, rights and obligations under this Agreement to another Institutional Lender which shall assume such obligations, provided that (i) no such termination or assignment shall conflict with any law, rule, regulation or order of any Governmental Authority, and (ii) the Borrower or the assignee, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.


                   ARTICLE IV.  CONDITIONS PRECEDENT

        SECTION 4.01.  The Initial Loan.  The obligations of
the Lenders to make their initial Loans hereunder are subject to satisfaction of the following conditions on the Closing Date:

                (i) the Administrative Agent shall have been furnished with (a) a copy of the Restated Articles of Incorporation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State; (b) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Closing Date and certifying (1) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (2) below, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (3) that the Restated Articles of Incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (a) above;

               (ii) the Administrative Agent shall have received (a) an opinion of the Vice President-Law and Secretary of the Borrower substantially in the form attached hereto as Exhibit C-1 and (b) an opinion of Cravath, Swaine & Moore, special counsel to the Borrower, in the form of Exhibit C-2;

              (iii) the Administrative Agent shall have received a certificate of a financial officer of the Borrower, dated the Closing Date, certifying that each of the repre-sentations and warranties made by the Borrower herein is true in all material respects as if made on and as of the Closing Date;

               (iv) the Administrative Agent shall have received a certificate of a duly authorized officer of the Borrower as to the incumbency, and setting forth a specimen signature, of each of the persons (a) who has signed this Agreement on behalf of the Borrower; (b) who will sign the Notes on behalf of the Borrower; and (c) who will, until replaced by other persons duly authorized for that purpose, act as the representatives of the Borrower for the purpose of signing documents in connection with this Agreement and the transactions contemplated hereby;

                (v) the Administrative Agent shall have received, on behalf of each Lender, a duly executed Term Note and Revolving Credit Note;

               (vi) all consents and approvals necessary on the Closing Date for the valid execution, delivery and performance by the Borrower of this Agreement and the Notes shall have been obtained and shall be in full force and effect;

              (vii) the Administrative Agent shall have received copies of all consents and approvals of any Governmental Authority necessary on the Closing Date for the valid execution, delivery and performance by the Borrower of this Agreement and the Notes;

             (viii) the Borrower and each Restricted Subsidiary shall be in compliance with the requirements of all applicable laws, rules, regulations, and orders (other than laws, rules, regulations, and orders which are not final and are being contested in good faith by proper proceedings) of any Governmental Authority (including ERISA, Labor Laws and Environmental Laws), noncompliance with which would materially adversely affect its business or credit;

               (ix) the Borrower and each Restricted Subsidiary shall have in place insurance with reputable insurance companies or associations (or, to the extent consistent with prudent business practice, through its own program of self-insurance) in such amounts and covering such risks as is usually carried by companies in similar businesses and owning similar properties in the same general areas in which the Borrower or such Restricted Subsidiary operates;

                (x) there shall be no material actions, suits, or proceedings pending against or affecting the Borrower or any of its Subsidiaries or the properties of the Borrower or any of its Subsidiaries before any Governmental Authority that have not been disclosed in writing to the Lenders (including through the delivery of reports and statements filed by the Borrower with the Securities and Exchange Commission) prior to the Closing Date;

               (xi) the Borrower shall, on a basis that is satisfactory to the Administrative Agent (having consulted with the relevant Lender with respect to each Existing Lender Credit Agreement) and is substantially contemporaneous with the first Borrowing hereunder on the Closing Date (A) have repaid in full the principal of and accrued interest on all loans and other amounts outstanding under the Existing
        Lender Credit Agreements and (B) have terminated the Existing Lender Credit Agreements and all commitments thereunder; provided, however, that (without limiting the obligation of the Borrower under the Existing Lender Credit Agreements to pay principal, interest, fees and other amounts) each Lender party to an Existing Credit Agreement agrees that the Borrower may terminate the commitments thereunder and prepay any outstanding amounts thereunder with the proceeds of Borrowings hereunder, in each case on the Closing Date and notwithstanding any notice requirements or other restrictions applicable thereto (which requirements and restrictions are hereby waived) and that a Term
        Borrowing hereunder shall be deemed notice thereunder to terminate all such commitments and prepay all amounts outstanding thereunder on the date of such Term Borrowing;
        and

              (xii) the Administrative Agent shall have received all Fees and other amounts due and payable hereunder on or prior to the Closing Date.

        SECTION 4.02.  Each Loan.  The obligations of the
Lenders to make Loans hereunder in respect of a Borrowing shall be subject to the satisfaction of the following conditions on the date of such Borrowing:

                (i) receipt by the Administrative Agent of a notice of borrowing to the extent required by Section 2.04, such notice and each Borrowing pursuant to such notice to consti-tute a certification by the Borrower that, as of the date of such notice or such Borrowing, as the case may be (a) no Default or Event of Default has occurred and is continuing and (b) each of the representations and warranties made by the Borrower herein, except, in the case of a Refunding Borrowing, the representations and warranties set forth in
        Section 5.07(b) as to any material adverse change and in
        Section 5.08, is true and correct in all material respects as if made on and as of such dates, it being expressly understood and agreed, however, that, to the extent that any change in the consolidated financial condition or results of operations of the Borrower is attributable to (a) any Labor Dispute affecting the Borrower's Coal Operations or (b) any non-cash write-down or write-off in the book value of any asset or any loss on the sale of any asset after December 31, 1993, such change shall not be deemed a material adverse change for purposes of Section 5.07(b) or this Section 4.02; and

               (ii) immediately after the making of such Borrowing no Default or Event of Default shall have occurred and be continuing.


              ARTICLE V.  REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to each of the Lenders as follows:

        SECTION 5.01.  Corporate Existence.  (a)  The Borrower
is duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia; (b) the Borrower
(i) has the requisite power and authority to own its property and assets and to carry on its business as now conducted and (ii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a material adverse effect on the condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole. The Borrower has the corporate power to execute and deliver and to perform its obligations under the Loan Documents and to borrow hereunder.

        SECTION 5.02. Non-Contravention. The execution, delivery, and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of the Borrower, (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulation G, U or X of the Board), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to the Borrower or any Restricted Subsidiary or of the charter or bylaws of the Borrower or any Restricted Subsidiary, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which the Borrower or any Restricted Subsidiary is a party or by which it or its properties may be bound or affected, or (iv) result in the creation of an Encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Restricted Subsidiary; and the Borrower and each Restricted Subsidiary is not in default under any such order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument or in default under any such law, rule, or regulation, which default would have a material adverse effect on the consolidated assets, properties, or financial condition of the Borrower and its Restricted Subsidiaries.

        SECTION 5.03.  No Consent.  No authorization, consent,
approval, license, exemption of, or filing or registration with, or any other action in respect of any Governmental Authority is or will be necessary for the valid execution, delivery or performance by the Borrower of the Loan Documents.

        SECTION 5.04. Binding Obligations. The Loan Documents constitute legal, valid, and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

        SECTION 5.05. Title to Properties. The Borrower and each Restricted Subsidiary has good and marketable title to all of the material assets and properties purported to be owned by it, free and clear of all liens except such as are permitted by
Section 6.02(i) and except for covenants, restrictions, rights, easements and minor irregularities in title which do not interfere with the occupation, use and enjoyment by the Borrower or the respective Restricted Subsidiaries of such properties and assets in the normal course of business as presently conducted or materially impair the value thereof for such business.

        SECTION 5.06.  Subsidiaries.  All the outstanding
shares of the Borrower's Subsidiaries shown in Schedule 5.06 hereto as being owned by the Borrower or any of its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are free and clear of any Encumbrance except as set forth on Schedule 6.02. No Subsidiary owns any shares of the Borrower. Each of the Subsidiaries of the Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; and each of the Subsidiaries of the Borrower (i) has the requisite power and authority to own its property and assets and to carry on its business as now conducted and (ii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a material adverse effect on the condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole.

        SECTION 5.07. Financial Statements. (a) The consoli-dated balance sheet of the Borrower and its Subsidiaries as at December 31, 1992, and the related consolidated statements of operations, shareholders' equity and cash flow of the Borrower and its Subsidiaries for the fiscal year then ended, certified by KPMG Peat Marwick, independent public accountants, copies of which have been delivered to the Lenders, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at such date and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all prepared in accordance with GAAP applied on a consistent basis.

        (b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1993, the related unaudited consolidated statement of operations of the Borrower and its Subsidiaries for the fiscal year then ended, and the related unaudited consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, copies of which have been delivered to the Lenders, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at such date and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such date, subject to normal recurring year-end adjustments, all prepared in accordance with GAAP (except for the omission of notes) applied on a consistent basis; and there has been no material adverse change in such condition or operations since December 31, 1993.

        SECTION 5.08.  Litigation.  Except as otherwise
disclosed in writing to the Lenders, including through the delivery of reports and statements filed by the Borrower with the Securities and Exchange Commission and through disclosure contained in documents provided to the Lenders pursuant to
Section 6.03(iv), there are no material actions, suits, or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or the properties of the Borrower or any Sub-sidiaries before any Governmental Authority or arbitrator, and neither the Borrower nor any of its Subsidiaries is in default (in any respect which might have a material adverse effect on the ability of the Borrower to perform its obligations hereunder or under the Notes) with respect to any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect and applicable to the Borrower or any of its Subsidiaries.

        SECTION 5.09. Taxes. The Borrower and each Restricted Subsidiary has filed all material tax returns (Federal, state, and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves, in accordance with GAAP, for the payment thereof.

        SECTION 5.10. ERISA. Each Plan has complied with and has been administered in all material respects in accordance with the applicable provisions of ERISA and the Code. No Plan has terminated under circumstances giving rise to liability of the Borrower or any ERISA Affiliate to the PBGC under Section 4062, 4063 or 4064 of ERISA, which liability remains unpaid in whole or in part, and no lien under Section 4068 of ERISA exists with respect to the assets of the Borrower or any Subsidiary. No Reportable Event has occurred with respect to any Plan, except for Reportable Events previously disclosed in writing to the Lenders that would not have a material adverse effect on the consolidated financial condition or results of operations of the Borrower or its consolidated Subsidiaries. No accumulated funding deficiency within the meaning of Section 302 of ERISA or
Section 412 of the Code (whether or not waived) exists with respect to any Plan, nor does any lien under Section 302 of ERISA or Section 412 of the Code exist with respect to any Plan.

        Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from any one or more Multiemployer Plans under circumstances which would give rise to withdrawal liability which, in the aggregate, could have a material adverse effect on the consolidated financial condition or results of operations of the Borrower or its consolidated Subsidiaries and which has not been fully paid as of the date hereof. Neither the Borrower nor any ERISA Affiliate has received notice that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has terminated under Title IV of ERISA, nor, to the best knowledge of the Borrower, is any such reorganization, insolvency or termination reasonably likely to occur, where such reorganization, insolvency or termination has resulted or can reasonably be expected to result in an increase in the contributions required to be made to such Multiemployer Plan in an amount that would have a material adverse effect on the consolidated financial condition of the Borrower or its consolidated Subsidiaries. Neither the Borrower nor any ERISA Affiliate has failed to make any contribution to a Multiemployer Plan which is required under ERISA or an applicable collective bargaining agreement in an amount which is material in the aggregate (except to the extent there is a good faith dispute as to whether any contribution is owed, the amount owed or the existence of facts that would give rise to a withdrawal).

        SECTION 5.11.  No Default.  No Default and no Event of
Default has occurred and is continuing.

        SECTION 5.12.  Federal Reserve Regulations.
(a) Neither the Borrower nor any Subsidiary of the Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

        (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulations G, U or X.

        SECTION 5.13. Investment Company Act. The Borrower is not an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

        SECTION 5.14. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws and laws relating to occupational safety and health on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for clean-up, closure or restoration of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection and occupational health and safety standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower represents and warrants that applicable Environmental Laws and laws relating to occupational health and safety do not have a material adverse effect on the business, financial condition or results of operations of the Borrower and its Restricted Subsidiaries, considered as a whole. The Borrower and each Restricted Subsidiary has obtained and holds all material permits, licenses and approvals required under Environmental Laws which are necessary for the conduct of its business and the operation of its facilities, and the Borrower and its Restricted Subsidiaries have not received any written notice of any failure to be in compliance with the terms and conditions of such permits, licenses and approvals, which failure could reasonably be expected to have a material adverse effect on the Borrower and its Restricted Subsidiaries, considered as a whole.


                        ARTICLE VI.  COVENANTS

        SECTION 6.01.  Affirmative Covenants.  So long as any
Loan remains outstanding hereunder or any Commitment remains in effect, the Borrower shall, unless the Required Lenders shall otherwise consent in writing:

                (i) Payment of Taxes, etc. Pay and discharge, and cause each Restricted Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower or any Restricted Subsidiary; provided, however, that neither the Borrower nor any Restricted Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and against which it is maintaining adequate reserves in accordance with GAAP.

               (ii) Maintenance of Insurance. Maintain, and cause each Restricted Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations (or, to the extent consistent with prudent business practice, through its own program of self-insurance) in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Restricted Subsidiary operates.

              (iii) Preservation of Corporate Existence, etc. Preserve and maintain, and cause each Restricted Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation; provided, however, that nothing herein contained shall prevent any merger or consolidation permitted by Section 6.02(ii); and provided further that the Borrower shall not be required to cause any Restricted Subsidiary to preserve its corporate existence or any such rights, franchises or privileges if the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Borrower and its Subsidiaries taken as a whole.

               (iv) Compliance with Laws, etc. Comply, and cause each Subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders (other than laws, rules, regulations, and orders which are not final and are being contested in good faith by proper proceedings) of any Governmental Authority (including Labor Laws and Environmental Laws), noncompliance with which would materially adversely affect the business or credit of the Borrower or any Restricted Subsidiary.

              (v) Compliance with ERISA. Comply, and cause each of its Subsidiaries to comply, with the minimum funding standards under ERISA with respect to its Plans and use its best efforts, and cause each Restricted Subsidiary to use its best efforts, to comply in all material respects with all other applicable provisions of ERISA and the regulations and interpretations promulgated thereunder.

             (vi) Access to Properties. Permit any representatives designated by any Lender, upon reasonable prior notice to the Borrower, to visit the properties of the Borrower or any Subsidiary at reasonable times and as often as reasonably requested.

            (vii) Use of Proceeds. Use the proceeds of the Loans for general corporate purposes, including possible acquisitions, in compliance with all applicable legal and regulatory requirements; provided, however, that no portion of the proceeds of any Loan hereunder shall be used to fund any Acquisition unless at such time the board of directors of the subject company shall have either (a) approved such Acquisition or recommended it to shareholders or (b) taken a position that it will neither recommend for or against such Acquisition.

        SECTION 6.02. Negative Covenants. So long as any Loan remains outstanding hereunder or any Commitment remains in effect, the Borrower will not, and will not suffer or permit any Restricted Subsidiary to, unless the Required Lenders otherwise consent in writing:

                (i) Encumbrances. Have any Debt for borrowed money secured by an Encumbrance on any property of the Borrower or any Restricted Subsidiary, unless (a) the Notes shall have effectively been secured equally and ratably with (or, at the option of the Borrower, prior to) such secured Debt or
        (b) immediately after giving effect thereto and to any concurrent repayment of Debt, the aggregate amount of all such secured Debt of the Borrower and of each of its Restricted Subsidiaries, plus the aggregate amount of Consolidated Lease Rentals (excluding Consolidated Lease Rentals under Leases in effect as of December 31, 1993, (and any renewal, extension or replacement thereof) and Leases with respect to property not owned by the Borrower on such date), discounted to present value at 10%, compounded annually, arising out of all Sale and Leaseback Transactions to which the Borrower or any of its Restricted Subsidiaries is then a party, does not exceed 5% of Consolidated Net Worth; provided, however, that this subsection (i) shall not apply to, and there shall be excluded from secured Debt in any computation under this subsection (i), Debt secured by:

                         (t) Encumbrances securing Debt of a Restricted
                Subsidiary to the Borrower or to a Restricted
                Subsidiary;

                         (u) Encumbrances (including Capital Leases) to
                secure all or any part of the purchase price or to secure Debt assumed or incurred to pay all or part of the purchase price of property acquired by the Borrower or a Restricted Subsidiary after December 31, 1993 on condition that any such Encumbrance shall only cover the acquired property and improvements thereto and shall be created within 12 months after, in the case of property, its acquisition or, in the case of improvements, their completion;

                         (v) any Encumbrance on any property of a corpo-
                ration (other than any Affiliate of the Borrower) at the time such corporation becomes a Restricted Subsidiary or is merged with or into or consolidated with the Borrower or a Restricted Subsidiary, provided that (1) such Encumbrance was not created by such corporation in connection with such acquisition, merger or consolidation (other than in the ordinary course of business of such corporation) and (2) such Encumbrance does not extend to any other property of the Borrower or any Restricted Subsidiary;

                         (w) Encumbrances (including Capital Leases)
                securing Debt of the Borrower or of a Restricted
                Subsidiary set forth in Schedule 6.02;

                         (x) Encumbrances on coal reserves leased by the
                Borrower or by any Restricted Subsidiary as lessee, securing Debt to the lessors thereof, arising out of such leases;

                         (y) Encumbrances on any Margin Stock purchased or
                carried by the Borrower or any of its Subsidiaries; and

                         (z) the extension, renewal or replacement of any
                Encumbrance permitted by subsections (u) through (y), inclusive, but only if the principal amount of Debt secured by the Encumbrance immediately prior thereto is not increased and the Encumbrance is not extended to other property.

                For purposes of this subsection (i), property of a corporation when it becomes a successor or transferee of the Borrower or a Restricted Subsidiary shall be deemed to have been acquired at that time and any Encumbrance existing on property when acquired shall be deemed to have been created at that time.

                The sale or transfer of (A) coal, oil, gas or other minerals in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount of money (however determined) or a specified amount of such coal or other minerals or (B) any other interest in property of the character commonly referred to as a "production payment" shall not be deemed to constitute Debt secured by an Encumbrance.

                In the event the Borrower shall hereafter be required to secure the Notes equally and ratably with any other Debt pursuant to this subsection (i), (X) the Borrower will promptly deliver to the Administrative Agent a certificate of a duly authorized officer of the Borrower stating that the provisions of this subsection (i) have been complied with and an opinion of counsel satisfactory to the Administrative Agent to the effect that the provisions of this subsection (i) have been complied with and all instruments executed by the Borrower or any Restricted Subsidiary in the performance of the requirements of this subsection (i) comply with such requirements and have been duly executed and delivered and are valid, binding and enforceable and (Y) the Borrower shall enter into an agreement supplemental hereto, and take such other reasonable action, if any, as the Lenders deem advisable, to enable the Lenders as so secured to enforce their rights hereunder and under the Notes.

               (ii) Disposition of Debt and Shares of Restricted Subsidiaries; Issuance of Shares by Restricted Subsidiaries; Consolidation, Merger or Disposition of Assets. (a) Sell or otherwise dispose of any shares or any Long Term Debt of any Restricted Subsidiary, (b) in the case of any Restricted Subsidiary, issue, sell or otherwise dispose of any of such Restricted Subsidiary's shares (other than directors' qualifying shares, to satisfy preemptive rights or in connection with a split or combination of shares or a dividend in shares) except to the Borrower or another Restricted Subsidiary or (c) directly or indirectly, consolidate with or merge with or into or sell, lease or otherwise dispose of all or substantially all of its assets (other than in the ordinary course of business) to any Person, unless, after giving effect thereto, all of the following conditions shall be met:

                         (w) the Leverage Ratio shall not be greater than
                0.55:1.00;

                         (x) in the case of a consolidation, merger or sale
                or other disposition of its assets as an entirety or substantially as an entirety to any corporation by the Borrower, the successor or surviving corporation shall be a solvent corporation organized under the laws of a state of the United States of America which (unless it is the Borrower) expressly assumes in writing the due and punctual payment and performance of the obligations of the Borrower hereunder;

                         (y) if any properties or assets of the Borrower or
                a Restricted Subsidiary would thereupon become subject to an Encumbrance other than those described in
                Section 6.02(i)(t) through (z), inclusive, the obligations of the Borrower hereunder shall have been equally and ratably secured with (or, at the option of the Borrower, prior to) any Debt secured by the Encumbrance on such properties and assets, and the last paragraph of Section 6.02(i) shall be applicable thereto; and

                         (z) no Default or Event of Default has occurred
                and is continuing.

                Provided that the conditions of this Section 6.02(ii) are met, none of the foregoing shall be deemed to prohibit the Borrower and/or its Subsidiaries from selling, transferring, assigning or otherwise disposing of Margin
        Stock for fair market value.

              (iii) Transactions with Affiliates. Engage in any transaction with an Affiliate (other than the Borrower or a Restricted Subsidiary) material to the Borrower or any Restricted Subsidiary on terms more favorable to the Affiliate than would have been obtainable in arm's-length dealing.

               (iv) Consolidated Net Worth. Permit Consolidated Net Worth as of the last day of any fiscal quarter of the Borrower to be less than $300,000,000.

                (v) Leverage Ratio. Permit the Leverage Ratio as of the last day of any fiscal quarter of the Borrower to be greater than 0.55:1.00.

               (vi) Compliance with Regulations G, U and X. In the case of the Borrower and any Subsidiary controlled by the Borrower, purchase or carry any Margin Stock or incur, create or assume any obligation for borrowed money or other liability or make any investment, capital contribution, loan, advance or extension of credit or sell or otherwise dispose of any assets or pay any dividend or make any other distribution to its shareholders or take or permit to be taken any other action or permit to occur or exist any event or condition if such action, event or condition would result in this Agreement, the Loans, the use of the proceeds thereof or the other transactions contemplated hereby violating or being inconsistent with Regulation G, U or X, including, Section 221.3(f) of Regulation U.

              (vii) Hedging Agreements. Enter into material Hedging Agreements for the purpose of speculation and not for the purpose of hedging risks associated with the businesses of the Borrower and its Subsidiaries.

             (viii) ERISA. (a) Terminate, or permit any of its Subsidiaries to terminate, any Plan under circumstances which would reasonably result in a material liability of the Borrower or any ERISA Affiliate to the PBGC, or permit to exist the occurrence of any Reportable Event or any other event or condition which presents a material risk of such a termination by the PBGC; (b) engage, or permit any of its Subsidiaries or any Plan to engage, in a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) that would reasonably result in material liability of the Borrower or any of its Subsidiaries; (c) fail, or permit any of its Subsidiaries to fail, to make any contribution to a Multiemployer Plan which is required by ERISA or an applicable collective bargaining agreement in an amount which is material (except to the extent there is a good faith dispute as to whether any contribution is owed, the amount owed or the existence of facts that would give rise to a withdrawal); or (d) completely or partially withdraw, or permit any of its Subsidiaries to completely or partially withdraw, from a Multiemployer Plan, if such complete or partial withdrawal will result in any material withdrawal liability under Title IV of ERISA. For purposes of this clause (viii), an amount is material if it would have a material adverse effect on the consolidated financial condition or results of operations of the Borrower and its consolidated Subsidiaries, and the materiality of any amount described in this clause (viii) shall be determined after aggregation with all other liabilities described in this clause (viii).

        SECTION 6.03.  Reporting Requirements.  So long as any
Loan remains outstanding hereunder or any Commitment remains in effect, the Borrower will, unless the Required Lenders shall otherwise consent in writing:

                (i) furnish to the Administrative Agent (1) annually, as soon as available, but in any event within 120 days after the last day of each of its fiscal years, a consolidated balance sheet of the Borrower, as at such last day of the fiscal year, and consolidated statements of operations and cash flow for the Borrower for such fiscal year, each prepared in accordance with GAAP, in reasonable detail, and certified by independent certified public accountants of recognized national standing; (2) as soon as available, but in any event within 60 days after the end of each of the Borrower's first three fiscal quarterly periods of each fiscal year, a consolidated balance sheet of the Borrower as at the last day of such quarter and consolidated statements of operations for such quarter, and for the then current fiscal year through the end of such quarter, and a consolidated statement of cash flow of the Borrower for the then current fiscal year through the end of such quarter, prepared in accordance with GAAP (except for omission of notes and subject to year-end adjustments); (3) at the same time as it delivers the financial statements required under the provisions of clause (1) above, a certificate signed by the chief financial officer or the chief executive officer of the Borrower to the effect that such officer has made due inquiry and that to the best of the knowledge of such officer except as stated therein no Default or Event of Default has occurred hereunder and that such officer has made due inquiry and that to the best of the knowledge of such officer except as stated therein no default has oc-curred under any other agreement to which the Borrower is a party or by which it is bound, or by which any of its properties or assets may be affected, which could have a material adverse effect on the business or operations of the Borrower and specifying in reasonable detail the exceptions, if any, to such statements; (4) at the same time as it delivers the financial statements required under the provisions of clauses (1) and (2) above, a statement of a financial officer of the Borrower showing the Leverage Ratio and Consolidated Net Worth as of the last day of the fiscal period to which such financial statements relate; (5) at the same time as it delivers the financial statements required under the provisions of clause (2) above, a certificate signed by a financial officer of the Borrower and stating that such officer has made due inquiry and that to the best of his knowledge no Default has occurred and is continuing, or, if such Default has occurred and is continuing, specifying the nature and extent thereof; and (6) forthwith upon the occurrence of any Default or Event of Default, a certificate of the chief financial officer or the chief executive officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

               (ii) keep proper books of record and accounts in which full, true and correct entries in accordance with GAAP shall be made of all dealings or transactions in relation to its business and activities;

              (iii) furnish with reasonable promptness such other financial information as any Lender may reasonably request, provided that the Borrower shall not be required to furnish any information that would result in violation of any confidentiality agreement by which it is bound but, at the request of a Lender, shall use its reasonable best efforts to obtain a waiver of such agreement to permit furnishing of such information under this provision;

               (iv) promptly after the same are available, copies of all current reports on Form 8-K, quarterly reports on Form 10-Q, annual reports on Form 10-K (or similar corresponding reports) and registration statements or statements which the Borrower or any Restricted Subsidiary may be required to file with the Securities and Exchange Commission (excluding registration statements filed pursuant to employee stock option or benefit plans); and

                (v) furnish to the Administrative Agent, as soon as reasonably practicable after receipt by the Borrower or any Subsidiary, a copy of any written notice or claim to the effect that the Borrower or any Subsidiary is liable to any Person as a result of the presence or release of any Contaminant which claim could reasonably be expected to have a material adverse effect on the Borrower and its Restricted Subsidiaries, considered as a whole.

                       ARTICLE VII.  EVENTS OF DEFAULT

        If any of the following events (hereinafter called
"Events of Default") shall occur and shall be continuing:

                (i) the Borrower shall fail to pay an installment of principal of, or interest on, any Note or any Fee when due and, in the case of any such interest payment or any Fee, such failure shall remain unremedied for three Business Days;

               (ii) any representation or warranty made by the Borrower herein or by the Borrower in connection with this Agreement shall prove to have been incorrect in any material respect when made;

              (iii) the Borrower fails to observe any of the provisions of Sections 6.02(i) through (viii) inclusive and, in the case of the provisions of Sections 6.02(i), (iii), (iv),
        (v), (vii) and (viii), any such failure remains unremedied for 30 days after receipt by the Borrower of written notice thereof from the Administrative Agent or any Lender;

               (iv) the Borrower shall fail to perform or observe any other term, covenant or agreement (other than those referred to in clauses (i), (ii) and (iii) above) contained in this Agreement and such failure remains unremedied for 30 days after receipt by the Borrower of written notice thereof from the Administrative Agent or any Lender; provided, however, that with respect to any term, covenant or agreement contained in Section 6.03(ii) or 6.03(iii), such 30-day period during which any such failure may be remedied shall only be available once during each consecutive 12-month period with respect to such term, covenant or agreement;

                (v) (a) the Borrower or any Restricted Subsidiary shall default in the payment when due, after giving effect to any grace period permitted from time to time, of any Debt for borrowed money heretofore or hereafter issued, assumed, guaranteed, contracted or incurred by it, and the aggregate amount of such default equals or exceeds $10,000,000 (or equivalent), or (b) there shall be any default under any agreement or instrument under or by which any such Debt is created, evidenced or secured, if the effect of such default pursuant to this clause (b) is to cause, or to permit the holder or holders of such Debt (or a trustee on its or their behalf) to cause, and such holder or holders or trustee does cause, such Debt to become due prior to its stated maturity, and the aggregate amount of the Debt the maturity of which is so accelerated pursuant to clause (b) equals or exceeds $10,000,000 (or equivalent);

               (vi) the Borrower or any Major Subsidiary shall
        (a) apply for or consent to the appointment of a receiver, trustee or liquidator of the Borrower or such Major Subsidiary or of all or a substantial part of its assets,
        (b) be unable, or admit in writing its inability, to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent or (e) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against the Borrower or such Major Subsidiary in any bankruptcy, reorganization or insolvency proceeding or corporate action shall be taken by the Borrower or any Major Subsidiary for the purpose of effecting any of the foregoing or an order for relief under the Federal Bankruptcy Code shall have been entered in respect of the Borrower or any Major Subsidiary;

              (vii) without the application, approval or consent of the Borrower or a Major Subsidiary, as the case may be, a proceeding shall be instituted, in any court of competent jurisdiction, seeking in respect of the Borrower or such Major Subsidiary: adjudication in bankruptcy, reorganiza-tion, dissolution, winding up, liquidation, a composition or arrangement with creditors, a receiver, custodian, liquidator or the like of the Borrower or such Major
        Subsidiary or of all or any substantial part of its assets, or other like relief in respect of the Borrower or such Major Subsidiary if such proceeding is being contested by the Borrower or such Major Subsidiary in good faith, the same shall continue unstayed and in effect for any period of 60 consecutive days;

             (viii) a final and unappealable judgment for the payment of money shall be rendered by a court of record against the Borrower or any Restricted Subsidiary in an amount in excess of $10,000,000 and the Borrower or such Restricted Subsidiary, as the case may be, shall not discharge the same or provide for its discharge in accordance with its terms or procure a stay of execution thereof within 60 days after the date of entry thereof;

               (ix) a Reportable Event shall have occurred with respect to any Plan of the Borrower, or any Restricted Subsidiary of the Borrower and, within 30 days after the reporting of such Reportable Event to the Lenders, the Required Lenders (or the Administrative Agent at the request of the Required Lenders) shall have notified the Borrower in writing that a good faith determination has been made by the Required
        Lenders that such Reportable Event is likely to have a material adverse effect on the consolidated financial condition or results of operations of the Borrower and its consolidated Restricted Subsidiaries; or

                (x) (a) any Plan terminates under circumstances that would reasonably result in a material liability of the Borrower or any ERISA Affiliate to the PBGC; (b) an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Plan(s) in an amount which is material; (c) the Borrower, any of its Subsidiaries or any Plan engages in a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the
        Code) that would reasonably result in any material liability of the Borrower or any of its Subsidiaries and that is not cured within 90 days of the date Borrower knows or has reason to know of such prohibited transaction; (d) the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only by reason of subsection (m) or (o) of Section 414 of the Code) fails to make any contribution to a Multiemployer Plan which is required by ERISA or an applicable collective bargaining agreement in an amount which is material (except to the extent there is a good faith dispute as to whether any contribution is owed, the amount owed or the existence of facts that would give rise to a withdrawal); or (e) the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only by reason of subsection (m) or (o) of Section 414 of the Code) completely or partially withdraws from a Multiemployer Plan, if such complete or partial withdrawal will result in any withdrawal liability under Title IV of ERISA which is material (for purposes of this clause (x), (A) an amount is material if it would have a material adverse effect on the consolidated financial condition or results of operations of the Borrower and its consolidated Subsidiaries, and the materiality of any amount described in this clause (x) shall be determined after aggregation with all other liabilities described in this clause (x) and (B) materiality shall be determined in the reasonable judgment of the Required Lenders);

then, and in every such event (other than an event with respect to the Borrower described in paragraph (vi) or (vii) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (x) terminate forthwith the Commitments and (y) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in para-graph (vi) or (vii) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                      ARTICLE VIII.  THE AGENTS

        SECTION 8.01.  Appointment.  Each Lender hereby
appoints Chemical Bank, Credit Suisse and Morgan Guaranty Trust Company of New York as the Co-Agents of such Lender under this Agreement and acknowledges that (i) no Co-Agent, in its capacity as such, shall have any duties under the Loan Documents and
(ii) the Administrative Agent, in its capacity as such, shall have no duties under the Loan Documents other than those specifically provided in the Loan Documents. Each Lender hereby appoints Credit Suisse as Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender. Each Agent agrees to act as such upon the express conditions contained in this Article VIII. The Agents shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement.

        SECTION 8.02. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. No Agent shall have any implied duties to the Lenders or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by such Agent.

        SECTION 8.03. General Immunity. Neither the Agents nor any of their directors, officers, agents or employees shall be liable to the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or wilful misconduct.

        SECTION 8.04. No Responsibility for Loans, Recitals, etc. Neither the Agents nor any of their directors, officers, agents or employees shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in
Article IV, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith.

        SECTION 8.05. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, except for those cases which
(i) pursuant to Section 10.01 of this Agreement require approval by all the Lenders or all the affected Lenders and (ii) involve gross negligence or wilful misconduct on the part of the Administrative Agent, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes.

        SECTION 8.06. Employment of Administrative Agent and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

        SECTION 8.07. Reliance on Documents; Counsel. Each Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by such Agent, which counsel may be employees of such Agent; provided, however, that if such counsel is an employee of such Agent such counsel shall be required to act in good faith and render advice as if such counsel was not an employee of such Agent.

        SECTION 8.08. Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify each Agent ratably in proportion to the Lenders' respective Commitments (i) for any amounts not reimbursed by the Borrower for which such Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by such Agent on behalf of the Lenders in connection with the enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of such Agent.

        SECTION 8.09. Rights as a Lender. With respect to its Commitments, Loans made by it and the Notes issued to it, each Agent shall have the same rights, obligations and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it was not an Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include such Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Borrower or any of its Subsidiaries as if it was not an Agent.

        SECTION 8.10. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

        SECTION 8.11. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint from among the other Lenders, with the prior written consent of the Borrower (which shall not be unreasonably withheld), on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint from among the other Lenders, with the prior written consent of the Borrower (which shall not be unreasonably withheld), on behalf of the Borrower and the Lenders, a successor Administrative Agent. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall thereafter be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article VIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.


ARTICLE IX.  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

        SECTION 9.01. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Agents and the Lenders and their respective successors and assigns, except that neither the Borrower nor any Agent shall have the right to assign its rights or obligations under the Loan Documents and any assignment by any Lender must be made in compliance with Section 9.03. Any attempted assignment in violation of this Section 9.01 shall be void. The Administrative Agent and the Borrower may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 9.03 in the case of an assignment thereof or, in the case of any transfer pursuant to Section 9.06, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor, regardless of whether any such Note shall have been marked to make reference thereto.

        SECTION 9.02. Participations. (a) Any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time sell to one or more Institutional Lenders ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents; provided, however, that the Lender shall, upon request of the Borrower, provide the Borrower with the identities of all such Participants and the amounts of their participations. Any attempted sale of any such interest in violation of this Section 9.02 shall be void. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

        (b) Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which (i) forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, (ii) postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, (iii) increases any such Commitment, or
(iv) extends the Maturity Date.

        (c) The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 2.14 in respect of its participating interest in amounts owing under the Loan Documents up to, but not exceeding, the amount of its participating interest and to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall also have the right of setoff provided in Section 2.14 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and Lenders selling participations agree to cause participation agreements to provide that Participants, by exercising the right of setoff provided in Section 2.14, agree to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 2.14 as if each Participant were a Lender.

        SECTION 9.03.  Assignments.  (a)  Any Lender may, in
the ordinary course of its commercial lending business and in accordance with applicable law, at any time assign to one or more Institutional Lenders ("Purchasers") all or any part of its rights and obligations under the Loan Documents; provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of the assigning Lender (other than if at the time of such assignment, such Lender or Affiliate would be entitled to require the Borrower to pay, or the Borrower would be required to pay, greater amounts under Section 2.16 or 3.01 than if no such assignment had occurred, in which case such assignment shall be subject to the consent requirement of this clause (i)), the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld),
(ii) such assignment shall be in substantially the form of Exhibit B, (iii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iv) the amount of the Commitments of the assigning Lender subject to each such assignment (determined as of the date the Notice of Assignment with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 and the amount of the Commitments of such Lender remaining after such assignment shall not be less than $10,000,000 or shall be zero and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent a Notice of Assignment, together with the Note or Notes subject to such assignment.

        (b) Upon (i) delivery to the Administrative Agent of a Notice of Assignment, the Note or Notes subject to such assignment and any consents required by Section 9.03(a), and
(ii) payment by the assigning Lender or the Purchaser of a $2,500 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agents shall be required to release the transferor Lender with respect to the percentage of the Commitments and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 9.03, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitments, as adjusted pursuant to such assignment.

        SECTION 9.04.  Dissemination of Information;
Confidentiality. (a) The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee (which, in the case of a prospective Participant or Purchaser, shall be an Institutional Lender) any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided, however, that prior to any such disclosure to a proposed Transferee such proposed Transferee shall agree in writing to be bound by the terms of this
Section 9.04.

        (b) Each Lender and Transferee that receives information concerning the Borrower, any of its Affiliates, their businesses or the transactions contemplated by the Loan Documents, which is not publicly available ("Proprietary Information") will be bound to treat such Proprietary Information in a confidential manner and to use such Proprietary Information only for the purpose of evaluating and monitoring the creditworthiness of the Borrower and its Subsidiaries in connection with such Lender's or such Transferee's extensions of credit pursuant to this Agreement, or as otherwise may be required by law, regulation or court order; provided, that if any Lender or Transferee shall be required to disclose any Proprietary Information by a court order or other legal process reasonably believed by such Lender or Transferee (upon the advice of legal counsel) to compel disclosure (i) such Lender or Transferee shall, unless prohibited by applicable law, applicable regulation or the terms of the applicable court order, communicate such fact to the Administrative Agent and the Administrative Agent shall communicate such fact to the Borrower and (ii) such Lender or Transferee shall disclose only such Proprietary Information which it is required to disclose; provided further, that any Lender or Transferee may disclose such information which it is requested to disclose or is advised by counsel to disclose to an auditor or examiner if it has advised such auditor or examiner that such information is confidential; provided further that any Lender or Transferee may disclose Proprietary Information (i) to Affiliates of such Lender or Transferee provided that such Affiliates agree to keep the Proprietary Information confidential as set forth herein,
(ii) with the written consent of the Borrower, (iii) in connection with any litigation involving the Borrower and such Lender or Transferee, (iv) to accountants, independent auditors, legal counsel, officers, directors, agents and employees of such Lender or Transferee if it advises such Persons that such information is confidential, (v) if such Proprietary Information was in the possession of such Lender or Transferee on a non-confidential basis prior to the Borrower furnishing it to such Lender or Transferee, or (vi) if such Proprietary Information is received by such Lender or Transferee, without restriction as to its disclosure or use, from a Person who, to such Lender's or Transferee's knowledge or reasonable belief, was not prohibited from disclosing it by any duty of confidentiality.

        SECTION 9.05. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.16.

        SECTION 9.06.  Assignments to the Federal Reserve.
Notwithstanding anything else contained in this Agreement, each Lender reserves the right to assign its Note or any of its rights under this Agreement to any Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.


                      ARTICLE X.  GENERAL PROVISIONS

        SECTION 10.01.  Amendments.  The Required Lenders (or
the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights or obligations of the Lenders or the Borrower hereunder or waiving any Default or Event of Default hereunder; provided, however, that no such supplemental agreement shall:

        (i) Extend the maturity of any Loan or Note or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest, or waive or excuse any such payment or any part thereof, without the consent of each holder of a Note affected thereby.

       (ii) Change the definition of Required Lenders without the consent of each Lender.

      (iii) Extend or increase the Commitment or decrease the Commitment Fees or Utilization Fees of any Lender hereunder without the consent of such Lender.

       (iv) Amend this Section 10.01 or Section 2.13 without the consent of each Lender.

        (v) If the Loans become, and must continue to be, secured pursuant to Section 6.02(i) or (ii), release more than the lesser of (x) $10,000,000 and (y) 50% of the collateral in respect thereof (based upon its fair market value), without the consent of each Lender.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under Section 9.03(b) without obtaining the consent of any of the Lenders.

        SECTION 10.02. Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent in exercising any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 10.01, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until all amounts due under the Loan Documents have been paid in full.

        SECTION 10.03.  Survival.  The obligations of the
Borrower under Sections 2.16, 3.01, 3.05, and 10.07 shall survive the repayment of the Loans and termination of the Commitments.

        SECTION 10.04.  Headings.  Section headings in this
Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

        SECTION 10.05. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Co-Agents, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Co-Agents, the Administrative Agent and the Lenders relating to the subject matter thereof.

        SECTION 10.06. Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns and, in the case of Section 10.07, the Indemnitees referred to therein.

        SECTION 10.07. Expenses; Indemnification. (a) Each party to this Agreement agrees to pay all its own fees and expenses in connection with the Loan Documents and any amendment, modification or waiver of the terms thereof; provided, however, that the Borrower agrees to pay (i) the reasonable disbursements and up to $20,000 in respect of the reasonable fees of Sullivan & Worcester, counsel for the Lenders, in connection with the negotiation, execution and delivery of the Loan Documents; (ii) the reasonable out-of-pocket expenses of the Agents and the Lenders (including the reasonable fees and disbursements of one counsel representing the Agents and Lenders) in connection with any amendment, modification or waiver of the terms of any Loan Document, and (iii) all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) of the Agents and each Lender in connection with the enforcement of the Loan Documents.

        (b) In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agents and each Lender and each of their respective officers, directors, employees and agents (each an "Indemnitee") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses (irrespective of whether such Indemnitee is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to:

                (i) the use of any of the proceeds of the Borrowings by the Borrower for any purpose;

               (ii) the syndication of this Agreement by the Co-Agents to the Lenders;

              (iii) the making of any claim by an investment banking firm, broker or third party engaged by the Borrower that it is entitled to compensation from any Agent or any of the Indemnitees in connection with this Agreement;

               (iv) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnitees;

                (v) the release of any Contaminant, in, under or on any property in violation of any Environmental Law for which the Borrower or any Subsidiary has any liability or which occurs upon any real estate at any time owned, leased or operated, as defined in any Environmental Law, by the Borrower or any Subsidiary in violation of any Environmental Law and which release is not caused by an act or omission of any Indemnitees, or the imposition of any Environmental
        Encumbrance (other than an Environmental Encumbrance that is being contested in good faith by appropriate proceedings and for which appropriate reserves have been made to the extent required by GAAP); or

               (vi) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto;

except for any such Indemnified Liabilities arising for the account of a particular Indemnitee by reason of the relevant Indemnitee's gross negligence or wilful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The foregoing indemnity shall become effective immediately upon the execution and delivery hereof and shall remain operative and in full force and effect notwithstanding the consummation of the transactions contemplated hereunder, the repayment of any of the Loans made hereunder, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, any investigation made by or on behalf of any Lender, any Agent or the Borrower, or the content or accuracy of any representation, warranty or statement made by the Borrower or any other Person.

        SECTION 10.08.  Numbers of Documents.  All statements,
notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

        SECTION 10.09. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

        SECTION 10.10. Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Agents shall be solely that of borrower and lender. Neither any Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither any Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

        SECTION 10.11.  CHOICE OF LAW.  THE LOAN DOCUMENTS
SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL
LAWS OF THE STATE OF NEW YORK.

        SECTION 10.12. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

        SECTION 10.13.  WAIVER OF JURY TRIAL.  THE BORROWER,
EACH AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

        SECTION 10.14.  Notices.  Except as expressly provided
otherwise in Article II, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                (a) if to the Borrower, to it at 100 First Stamford Place, P.O. Box 120070, Stamford, Connecticut 06912-0070,
        Attention of Vice President--Corporate Finance and Treasurer (Telecopy No. 203-978-5315);

                (b) if to the Administrative Agent, to it at Tower 49, 12 East 49th Street, New York, New York 10017, Attention of Barry Zamore (Telecopy No. 212-238-5073; and

                (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Notice of Assignment delivered when such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five Business Days after dispatch by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.14 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.14.

        SECTION 10.15.  Binding Effect; Counterparts.
(a) This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Co-Agent and each Lender. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

        (b) This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in this Section 10.15.


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


THE PITTSTON COMPANY,

  by
           James B. Hartough
        ________________________
        Title:  Vice President--
           Corporate Finance and
             Treasurer

   Account for Deposit
   of Money Market Loans:
     The Chase Manhattan Bank
     (National Association),
     New York, New York
     Account No.:  910-4-010609


CREDIT SUISSE, as a Co-Agent, the Administration Agent and as a Lender,

  by
             Robert C. Rubino
        _________________________
        Title:  Associate

              Jeurg Johner
        _________________________
        Title:  Associate

CHEMICAL BANK, as a Co-Agent and a Lender,

  by
              Peter Eckstein
     ___________________________
        Title:  Vice President


MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Co-Agent and a
Lender,

  by
                Diana H. Imhof
     __________________________
        Title:  Associate


BANK OF MONTREAL,

  by
             Brian C. Savage
     ____________________________
        Title:  Director, Mining and
                  Metals


THE BANK OF NOVA SCOTIA,

  by
            Terry K. Fryett
     _________________________
        Title:  Vice President


THE CHASE MANHATTAN BANK
(NATIONAL ASSOCIATION),

  by
           Alexander S. Rapetski II
        ____________________________
        Title:  Vice President


FLEET BANK, N.A.,

  by
             Quay B. McKeough
        __________________________
        Title:  Vice President


J.P. MORGAN DELAWARE,

  by
         David J. Morris
        _______________________
        Title:  Vice President


THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, NEW YORK BRANCH,

  by
                 Noboru Kubota
        ______________________________
        Title:  Deputy General Manager


MELLON BANK, N.A.,

  by
            Andrew Mellgard
        __________________________
        Title:  Assistant Vice
              President


NATIONAL WESTMINSTER BANK PLC,

  by
             Ian M. Plester
        __________________________
        Title:  Vice President


NATIONSBANK OF GEORGIA, N.A.,

  by
            Moses James Sawney
        __________________________
        Title:  Vice President


PNC BANK, NATIONAL ASSOCIATION,

  by
             Dale A. Stein
     __________________________
        Title:  Vice President


SHAWMUT BANK, N.A.,

  by
               Kerry Day
        __________________________
        Title:  Corporate Banking
              Officer


TORONTO DOMINION (NEW YORK), INC.,

  by
               Martin T. Snyder
     __________________________
        Title:  Director-Corporate
              Finance

                                                 EXHIBIT A-1

                           [FORM OF]

                    REVOLVING CREDIT NOTE


$__________________                            New York, New York
                                               ____________, 1994


        FOR VALUE RECEIVED, the undersigned, THE PITTSTON COMPANY, a Virginia corporation (the "Borrower"), hereby promises to pay to the order of _______________________ (the "Lender")
(i) on the last day of each Interest Period, as defined in the Credit Agreement dated as of March 4, 1994 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders party thereto, the Co-Agents party thereto and the Administrative Agent, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement) made to the Borrower by the Lender pursuant to the Credit Agreement to which such Interest Period applies and
(ii) on the Maturity Date (as defined in the Credit Agreement) the lesser of the principal sum of __________________ Dollars ($______________) and the aggregate unpaid principal amount of all Revolving Loans made to the Borrower by the Lender pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at the rate or rates per annum and payable on the dates provided in the Credit Agreement. Payments in respect of Money Market Loans shall be made at the Applicable Lending Office of the Lender provided in the Credit Agreement, and payments in respect of Standby Loans shall be made at the office of Credit Suisse (the "Administrative Agent") at
One Liberty Plaza, 165 Broadway, New York, New York 10006.

        The Borrower promises to pay interest, on demand, on any overdue principal from their due dates at the rate or rates provided in the Credit Agreement.

        The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

        All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

        This Note is one of the Revolving Credit Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                         THE PITTSTON COMPANY,

                         by
                         ______________________
                         Name:
                         Title:

                              Loans and Payments


                                                     Unpaid    Name of
       Amount                                       Principal  Person
       and type    Maturity   Payments    Payments  Balance    Making
Date   of Loan      Date      Principal   Interest  of Note   Notation
____   ________    ________   _________   ________  _______   ________

                                                EXHIBIT A-2


                               [FORM OF]

                               TERM NOTE


$______________________                        New York, New York
                                               ____________, 1994


        FOR VALUE RECEIVED, the undersigned THE PITTSTON
COMPANY, a Virginia corporation (the "Borrower"), hereby promises to pay to the order of ______________________ (the "Lender"), at the office of Credit Suisse (the "Administrative Agent"), at One Liberty Plaza, 165 Broadway, New York, New York 10006, on the Maturity Date, as defined in the Credit Agreement dated as of March 4, 1994 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders party thereto, the Co-Agents party thereto and the Administrative Agent, the aggregate unpaid principal amount of all Term Loans (as defined in the Credit Agreement) made to the Borrower by the Lender pursuant to the Credit Agreement in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement.

        The Borrower promises to pay interest, on demand, on any overdue principal from their due dates at the rate or rates provided in the Credit Agreement.

        The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

        All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Note.

        This Note is one of the Term Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                                         THE PITTSTON COMPANY,

                                         by
                                          _______________________
                                          Name:
                                          Title:

                           Loans and Payments


                                                     Unpaid    Name of
       Amount                                       Principal  Person
       and type    Maturity   Payments    Payments  Balance    Making
Date   of Loan      Date      Principal   Interest  of Note   Notation
____   ________    ________   _________   ________  _______   ________

                                                      EXHIBIT B

                                 FORM OF

                           ASSIGNMENT AGREEMENT

This Assignment Agreement (this "Assignment Agreement")
between                (the "Assignor") and               (the
"Assignee") is dated as of              , 19  .  The parties
hereto agree as follows:

        1. PRELIMINARY STATEMENT. The Assignor is a party to the Credit Agreement, dated as of March 4, 1994, (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among The Pittston Company (the "Borrower"), the Lenders party thereto, the Co-Agents party thereto and Credit Suisse, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement. The Assignor desires to assign to the Assignee, and the Assignee desires to assume from the Assignor, a __% undivided interest (the "Purchased Percentage") in the Commitments and Loans (if applicable) of the Assignor such that after giving effect to the assignment and assumption hereinafter provided (i) the Revolving Credit
Commitment of the Assignee shall equal $            and its
percentage of the Total Revolving Credit Commitment shall equal
    % and (ii) the Assignee's percentage of the outstanding Term Loans shall equal ___%.

        2. ASSIGNMENT. For and in consideration of the assumption of obligations by the Assignee set forth in Section 3 hereof and the other consideration set forth herein, and effective as of the Effective Date (as hereinafter defined), the Assignor does hereby sell, assign, transfer and convey all of its right, title and interest in and to the Purchased Percentage of
(i) the Commitments of the Assignor (as in effect on the Effective Date), (ii) any Loans of the Assignor outstanding on the Effective Date, (iii) the Credit Agreement and the other Loan Documents and (iv) any fees accruing after the Effective Date. Pursuant to Section 9.03(b) of the Credit Agreement, on and after the Effective Date the Assignee shall have the same rights, benefits and obligations as the Assignor had under the Loan Documents with respect to the Purchased Percentage of the Loan Documents, all determined as if the Assignee were a "Lender"
under the Credit Agreement with     % of the Total Revolving
Credit Commitment and ___% of the outstanding Term Loans.  The
Effective Date shall be the later of          or two Business
Days (or such shorter period agreed to by the Administrative Agent) after a Notice of Assignment substantially in the form of Annex I attached hereto and any consents required to be delivered to the Administrative Agent by Section 9.03(a) of the Credit Agreement have been delivered to the Administrative Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date on the Business Day prior to the proposed Effective Date.

        3. ASSUMPTION. For and in consideration of the assignment of rights by the Assignor set forth in Section 2 hereof and the other consideration set forth herein, and effective as of the Effective Date, the Assignee does hereby accept that assignment, and assume and covenant and agree fully, completely and timely to perform, comply with and discharge, each and all of the obligations, duties and liabilities of the Assignor under the Credit Agreement which are assigned to the Assignee hereunder, which assumption includes, without limitation, the obligation to fund the unfunded portion of the Total Revolving Credit Commitment in accordance with the provisions set forth in the Credit Agreement as if the Assignee
were a "Lender" under the Credit Agreement with    %  of the
Total Revolving Credit Commitment. The Assignee agrees to be bound by all provisions relating to "Lenders" under and as defined in the Credit Agreement, including, without limitation, provisions relating to the dissemination of information and the payment of indemnification.

        4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the Purchased Percentage of the Assignor's Revolving Credit Commitment and Loans. The Assignee shall advance funds directly to the Administrative Agent with respect to all Loans and reimbursement payments made on or after the Effective Date. In consideration for the sale and assignment of Loans hereunder, (i) with respect to all Base Rate Loans made by the Assignor outstanding on the Effective Date, the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the Purchased Percentage of all such Base Rate Loans; and
(ii) with respect to each Fixed Rate Loan made by the Assignor outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Fixed Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the Purchased Percentage of such Fixed Rate Loan. On and after the Effective Date, the Assignee will also remit to the Assignor any amounts of interest on Loans and fees received from the Administrative Agent which relate to the Purchased Percentage of Loans made by the Assignor accrued for periods prior to the Effective Date, in the case of Base Rate Loans, or the Payment Date, in the case of Eurodollar Loans, and not heretofore paid by the Assignee to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Eurodollar Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on such Fixed Rate Loan at the applicable rate provided by the Credit Agree-ment. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

        5. FEES PAYABLE BY ASSIGNEE. The Assignee agrees to pay the Administrative Agent a fee of $2,500 pursuant to
Section 9.03(b) of the Credit Agreement.

        6. CREDIT DETERMINATION; LIMITATIONS ON ASSIGNOR'S LIABILITY. The Assignee represents and warrants to the Assignor that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as the Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no representation or warranty of any kind to the Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any other Loan Document, including without limitation, documents (if any) granting the Assignor and the other Lenders a security interest in assets of the Borrower,
(ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any of its Subsidiaries, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents,
(v) inspecting any of the property, books or records of the Borrower or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents, except for its or their own bad faith or wilful misconduct.

        7. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's performance or non-performance of obligations assumed under this Assignment Agreement.

        8. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right to make subsequent assignments in accordance with Section 9.03 of the Credit Agreement.

        9.  REDUCTIONS OF TOTAL REVOLVING CREDIT COMMITMENT.
If any reduction in the Total Revolving Credit Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage of the Total Revolving Credit Commitment assigned to the Assignee shall remain the percentage specified in
Section 1 hereof and the dollar amount of the Revolving Credit Commitment of the Assignee shall be recalculated based on the reduced Total Revolving Credit Commitment.

       10. ENTIRE AGREEMENT. This Assignment Agreement and the attached consent embody the entire agreement and under-standing between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

       11.  GOVERNING LAW.  THIS ASSIGNMENT AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF
THE STATE OF NEW YORK.

       12. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.


        IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                 [NAME OF ASSIGNOR]

                                 By:
                                 Name:
                                 Title:
                                 Address:


                                 [NAME OF ASSIGNEE]

                                 By:
                                 Name:
                                 Title:
                                 Address:

                                      ANNEX I
                                       TO ASSIGNMENT AGREEMENT


                                 FORM OF

                           NOTICE OF ASSIGNMENT


To:             THE PITTSTON COMPANY
                100 First Stamford Place
                P.O. Box 120070
                Stamford, Connecticut 06912-0070


                CREDIT SUISSE
                Tower 49
                12 East 49th Street
                New York, New York 10017


From:           [NAME OF ASSIGNOR]

                [NAME OF ASSIGNEE]


                                               , 19

        1.  We refer to that Credit Agreement dated as of
March 4, 1994 (as amended, modified, extended or restated from time to time, the "Credit Agreement") among The Pittston Company (the "Borrower"), the Lenders party thereto (each a "Lender"),
including                    (the "Assignor"), the Co-Agents
party thereto and Credit Suisse as Administrative Agent. Capitalized terms used herein and in any consent delivered in connection herewith and not otherwise defined herein or in such consent shall have the meanings attributed to them in the Credit Agreement.

        2. This Notice of Assignment (this "Notice") is given and delivered to the Borrower and the Administrative Agent pursuant to Section 9.03 of the Credit Agreement.

        3.  The Assignor and                        (the
"Assignee") have entered into an Assignment Agreement, dated as
of               , 19  , in the form required by the Credit
Agreement, pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor, a ___% undivided interest in and to all of the Assignor's rights and obligations under the Credit Agreement (including, without limitation, all Loans made by the Assignor and outstanding on the Effective Date) such that Assignee's percentage of the Total Revolving Credit Commitment shall equal
    % and its percentage of the outstanding Term Loans shall equal ___%, in each case effective as of the "Effective Date" (as hereinafter defined). The "Effective Date" shall be the later
of             , 19   or two Business Days (or such shorter
period as agreed to by the Administrative Agent) after this Notice of Assignment and any consents and fees required by Sec-tion 9.03 of the Credit Agreement have been delivered to the Administrative Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

        4.  As of this date, the percentage of the Assignor in
the Total Revolving Credit Commitment is     %.  As of the
Effective Date, the percentage of the Assignor in the Total
Revolving Credit Commitment will be     % (as such percentage may
be reduced or increased by assignments which become effective prior to the assignment to the Assignee becoming effective) and the percentage of the Assignee in the Total Revolving Credit
Commitment will be     %.

        5. The Assignor and the Assignee hereby give to the Borrower and the Administrative Agent notice of the assignment and delegation referred to herein. The Assignor will confer with
the Administrative Agent before        ,
19   to determine if the Assignment Agreement will become
effective on such date pursuant to Section 3 hereof, and will confer with the Administrative Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Administrative Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Administrative Agent, the Assignor will give the Administrative Agent written confirmation of the occurrence of the Effective Date.

        6. The Assignee hereby accepts and assumes the assignment and delegation referred to herein and agrees as of the Effective Date (i) to perform fully all of the obligations under the Credit Agreement which it has hereby assumed and (ii) to be bound by the terms and conditions of the Credit Agreement as if it were a "Lender".

        7. The Assignor and the Assignee request and agree that any payments to be made by the Administrative Agent to the Assignor on and after the Effective Date shall, to the extent of the assignment referred to herein, be made entirely to the Assignee, it being understood that the Assignor and the Assignee shall make between themselves any desired allocations.

        8. The Assignee shall pay to the Administrative Agent on or before the Effective Date the processing fee of $2,500 required by Section 9.03 of the Credit Agreement.

        9. The Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrower to execute and deliver replacements notes to the Assignor and the Assignee in accordance with Section 9.03 of the Credit Agreement. The Assignor agrees to deliver to the Administrative Agent the original Notes received by it from the Borrower upon the Assignee's receipt of replacement Notes in the appropriate amounts.

       10. The Assignee advises the Administrative Agent that the address listed below is its address for notices under the Credit Agreement:

                  ______________________________
                  ______________________________
                  ______________________________




ASSIGNOR                          ASSIGNEE

By:  _______________________      By:  ______________________
Name:                             Name:
Title:                            Title:

                                                      EXHIBIT C-1





                 (Letterhead of Austin F. Reed, Esq.,
                        Vice President-Law and
                             Secretary of
                         The Pittston Company]


                                                     [Date]


To each of the lenders (the "Lenders")
listed on Annex A hereto that are
parties to the Credit Agreement dated as of March 4, 1994 (the "Credit
Agreement"), among The Pittston Company, such Lenders, the Co-Agents named therein and Credit Suisse, as Administrative Agent


Dear Sirs:

        As Vice President-Law and Secretary of The Pittston Company, a Virginia corporation (the "Company"), I have general supervision over the legal affairs of the Company and its Subsidiaries. As such, I have participated in the preparation of the Credit Agreement. Unless otherwise specifically defined, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

        I am familiar with the corporate proceedings taken by the Company in connection with the Credit Agreement and the transactions contemplated thereby, and I have made such examinations of documents and matters as I have considered necessary or appropriate for the basis of the opinions hereinafter expressed. I have assumed the genuineness of all signatures (other than of officers of the Company) on all certificates and documents and the conformity to the originals of all records, certificates and documents submitted to me as copies. I have also assumed the due organization, existence and powers of the Lenders, the Co-Agents and the Administrative Agent and the due authorization, execution and delivery of the Credit Agreement on behalf of each of them.

        On the basis of the foregoing, I am of the opinion that:

        1. The Company is duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. The Company (i) has the requisite power and authority to own its property and assets and to carry on its business as now conducted and (ii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a material adverse effect on the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole. The Company has the corporate power to execute and deliver and to perform its obligations under the Credit Agreement and to borrow thereunder.

        2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of the Company, (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulation G, U or X of the Board), order, writ, judgment, injunction, decree, determination or award known to me after due inquiry and having applicability to the Company or of the Restated Articles of Incorporation or bylaws of the Company, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument known to me after due inquiry to which the Company is a party or by which it or its properties may be bound or affected or (iv) result in the creation of an Encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Company; and, to the best of my knowledge, the Company is not in default under any such order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument or in default under any such law, rule or regulation, which default would have a material adverse effect on the consolidated assets, properties or financial condition of the Company and its Subsidiaries.

        3. No authorization, consent, approval, license, exemption of, or filing or registration with, or any other action in respect of any Governmental Authority is or will be necessary for the valid execution, delivery or performance by the Company of the Credit Agreement or the Notes.

        I am a member of the bar of the State of Connecticut and do not express any opinion as to any matters governed by any law other than the law of the State of Connecticut, the Virginia Stock Corporation Act, and the federal law of the United States of America.

                                  Very truly yours,

                                               EXHIBIT C-2

                            [Letterhead of]

                        CRAVATH, SWAINE & MOORE



                                                    [Date]


                        The Pittston Company
                          Credit Agreement
                       dated as of March 4, 1994


Dear Sirs:

        We have acted as special New York counsel to The Pittston Company, a Virginia corporation (the "Borrower"), in connection with the Credit Agreement dated as of March 4, 1994 (the "Credit Agreement"), among the Borrower, each of you (the "Lenders"), Chemical Bank, Credit Suisse and Morgan Guaranty Trust Company of New York, as co-agents for the Lenders (the "Co-Agents"), and Credit Suisse, as administrative agent for the Lenders (the "Administrative Agent"). This opinion is being delivered to you pursuant to
Section 4.01(ii) of the Credit Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

        In connection with this opinion, we have investigated such questions of law, received such information from officers and representatives of the Borrower and examined such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including execution copies of the Credit Agreement and each Note.

        Based on the foregoing we are of opinion that, assuming due authorization, execution and delivery of the Credit Agreement by the Borrower, the Lenders, the Co-Agents and the Administrative Agent, due authorization, execution and delivery of the Notes by the Borrower, and application by a court (other than a New York court) of the laws of the State of New York, the Credit Agreement and the Notes constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law), except that no opinion is expressed as to the enforceability of the last sentence of Section 2.14, the first sentence of Section 9.02(c) or as to the effect of the law of any jurisdiction (other than the State of New York) wherein any Lender (including any lending office thereof) may be located which limits rates of interest which may be charged or collected by such Lender.

        We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America.


Very truly yours,





To each of the lenders listed
on Annex A hereto that are
parties to the Credit Agreement
dated as of March 4, 1994,
among The Pittston Company,
such Lenders, the Co-Agents
named therein and Credit Suisse,
as Administrative Agent

                                          SCHEDULE 1.01A


              Existing Lender Credit Agreements

Credit Agreement dated as of December 18, 1987, between The
Pittston Company and Bank of Montreal, as amended.

Credit Agreement dated as of December 31, 1991, between The
Pittston Company and The Bank of Nova Scotia, as amended.

Credit Agreement dated as of December 18, 1987, between The
Pittston Company and The Chase Manhattan Bank (National
Association), as amended.

Credit Agreement dated as of December 20, 1991, between The
Pittston Company and The Citizens and Southern National
Bank.

Credit Agreement dated as of December 18, 1989, between The
Pittston Company and Credit Suisse, as amended.

Credit Agreement dated as of December 27, 1991, between The
Pittston Company and The Long-Term Credit Bank of Japan,
Limited, New York Branch.

Credit Agreement dated as of December 18, 1987, between The
Pittston Company and Manufacturers Hanover Trust Company, as amended.

Credit Agreement dated as of December 18, 1987, between The
Pittston Company and Morgan Guaranty Trust Company of New
York, as amended.

Credit Agreement dated as of December 18, 1989, between The
Pittston Company and National Westminster Bank plc, New York branch, as amended.

Credit Agreement dated as of December 30, 1991, between The
Pittston Company and Pittsburgh National Bank, as amended.

                                       SCHEDULE 1.01B


                   Unrestricted Subsidiaries


                           None.

                                         SCHEDULE 2.01


                                 COMMITMENTS

Lender (including notice
address and Applicable
Lending Officers)
_________________________

Credit Suisse
Tower 49
12 East 49th Street
New York, NY 10017
Attention: Robert C. Rubino
Telecopy: (212) 238-5439             $28,571,428.57        $11,428,571.43

Chemical Bank
270 Park Avenue
New York, NY 10017
Attention: Peter Eckstein
Telecopy: (212) 270-3277             $25,000,000.00        $10,000,000.00

Morgan Guaranty Trust Company
of New York
60 Wall Street
New York, NY 10260-0060
Attention: Caroline Shapiro
Telecopy: (212) 648-5014             $12,500,000.00        $5,000,000.00

Bank of Montreal
430 Park Avenue
New York, NY 10022
Attention: Brian Savage
Telecopy: (212) 605-1410             $17,857,142.86        $ 7,142,857.14

The Bank of Nova Scotia
One Liberty Plaza,
  26th floor
New York, NY 10006
Attention: Terry Fryett
Telecopy: (212) 225-5145             $17,857,142.86        $ 7,142,857.14

The Chase Manhattan Bank
  (National Association)
One Chase Manhattan Plaza
New York, NY 10081
Attention: Peter Dedousis
Telecopy: (212) 552-7773             $14,285,714.29        $ 5,714,285.71

Fleet Bank, N.A.
263 Tresser Boulevard
Stamford, CT 06901-3236
Attention: Quay B. McKeough
Telecopy: (203) 351-1511             $10,714,285.71        $ 4,285,714.29

J.P. Morgan Delaware
902 N. Market Street
Wilmington, DE 19801-3015
Attention: Philip S. Detjens
Telecopy: (302) 654-5336             $12,500,000.00        $5,000,000.00

The Long-Term Credit Bank
of Japan, Limited,
New York Branch
165 Broadway
New York, NY 10006
Attention: Greg Hong
Telecopy: (212) 608-2371             $17,857,142.86        $ 7,142,857.14

Mellon Bank, N.A.
One Mellon Bank Center
Pittsburgh, PA 15258
Attention: Andrew Mellgard
Telecopy: (412) 234-8888             $10,714,285.71        $ 4,285,714.29

National Westminster Bank plc
175 Water Street,
  29th Floor
New York, NY 10038
Attention: Thomas S. Olzenski
Telecopy: (212) 602-4402             $17,857,142.86        $ 7,142,857.14

NationsBank of Georgia,
  N.A.
767 Fifth Avenue,
  5th floor
New York, NY 10153
Attention: Moses J. Sawney
Telecopy: (212) 593-1083             $21,428,571.43        $ 8,571,428.57

PNC Bank, National
  Association
One PNC Plaza, Third floor
Fifth Avenue and Wood St.
Pittsburgh, PA 15265
Attention: Dale A. Stein
Telecopy: (412) 762-2784             $21,428,571.43        $ 8,571,428.57

Shawmut Bank, N.A.
One Federal Street
Boston, MA 02211
Attention: Kerry Day
Telecopy: (617) 292-2566             $10,714,285.71        $ 4,285,714.29

Toronto Dominion
  (New York), Inc.
909 Fannin, Suite 1700
Houston, TX 77010
Attention: Jorgi Garcia
Telecopy: (713) 951-9921             $10,714,285.71        $ 4,285,714.29
                                     ______________          ______________


Total                               $250,000,000          $100,000,000

                                             SCHEDULE 6.02


                     Encumbrances


1) Encumbrances on facilities of Brink's, Incorporated and certain of its Subsidiaries representing Capital Lease
     Obligations in the aggregate amount of $3,796,000.

2)   Encumbrances on facilities of Burlington Air Express Inc.
     and certain of its Subsidiaries representing Capital
     Lease Obligations in the aggregate amount of $1,151,000.

3)   Encumbrances on the facility of Burlington Air Express
     Inc. in Chicago, Illinois, securing Debt of $318,000.